                                                                    EXHIBIT 10.1



                             AMENDED AND RESTATED

                             POWER SALES AGREEMENT

                           Dated as of April 5, 1999

                                    Between

                            Engage Energy US, L.P.

                                      and

                               Elwood Energy LLC

                               TABLE OF CONTENTS

1.       Definitions and Interpretation....................................   1
         ------------------------------
         (a)      Definitions..............................................   1
                  -----------
         (b)      Interpretation...........................................   6
                  --------------
         (c)      Legal Representation of Parties..........................   7
                  -------------------------------
         (d)      Titles and Headings......................................   7
                  -------------------
         (e)      Order of Precedence......................................   7

2.       Term..............................................................   8
         ----

3.       Generating Capacity...............................................   8
         -------------------
         (a)      Right to Capacity and Energy.............................   8
                  ----------------------------
         (b)      Testing of Capacity......................................   8
                  -------------------

4.       Electric Energy Supply............................................   9
         ----------------------
         (a)      Supply...................................................   9
                  ------
         (b)      Dispatch.................................................   9
                  --------
         (c)      Operating Notifications..................................   9
                  -----------------------
         (d)      Title and Risk of Loss...................................  10
                  ----------------------
         (e)      Transmission Costs.......................................  10
                  ------------------
         (f)      Imbalances...............................................  10
                  ----------
         (g)      Communications...........................................  11


5.       Metering; Billing; Payment........................................  11
         --------------------------
         (a)      Metering.................................................  11
                  --------
         (b)      Billing..................................................  13
                  -------
         (c)      Billing Disputes.........................................  13
                  ----------------
         (d)      Records..................................................  14
                  -------
         (e)      Auditing Rights..........................................  14
                  ---------------

6.       Operation of Committed Units......................................  14
         ----------------------------
         (a)      Standard of Operation....................................  14
                  ---------------------
         (b)      Excess Capacity..........................................  15
                  ---------------
         (c)      Outages..................................................  15
                  -------
         (d)      Operating Characteristics................................  17
                  -------------------------
         (e)      Fuel Source and Emissions Reports........................  18
                  ---------------------------------

7.       Compensation......................................................  18
         ------------
         (a)      Monthly Charges..........................................  18
                  ---------------
         (b)      Start-up Charge..........................................  19
                  ---------------
         (c)      Profit Sharing...........................................  19
                  --------------

         (d)      Capacity Adjustment Factor...............................  20
                  --------------------------
         (e)      Energy Imbalance Charges/ Other Charges and Penalties....  21
                  -----------------------------------------------------
         (f) Rates Not subject to Review...................................  21

8.       Early Start; Delayed Start........................................  21
         --------------------------
         (a)      Early Start..............................................  21
                  -----------
         (b)      Delay Liquidated Damages.................................  22
                  ------------------------

9.       Ancillary Services................................................  22
         ------------------

10.      Limitation of Liability...........................................  22
         -----------------------

11.      Disagreements.....................................................  23
         -------------
         (a)      Negotiations.............................................  23
                  -------------
         (b)      Settlement Discussions...................................  23
                  ----------------------
         (c)      Obligations to Pay Charges and Perform...................  24
                  --------------------------------------

12.      Assignment; Transfer of Committed Units...........................  24
         ---------------------------------------
         (a)      Assignment...............................................  24
                  ----------
         (b)      Consent to Assignment to Lender..........................  24
                  -------------------------------

13.      Security..........................................................  25
         --------
         (a)      Buyer Security...........................................  25
                  --------------
         (b)      Seller Security..........................................  25
                  ---------------

14.      Default; Termination and Remedies.................................  25
         ---------------------------------
         (a)      Seller's Default.........................................  25
                  ----------------
         (b)      Buyer Default............................................  26
                  -------------
         (c)      Remedies.................................................  26
                  --------
         (d)      Extended Outage..........................................  26
                  ---------------

15.      Representations and Warranties....................................  27
         ------------------------------
         (a)      Representations and Warranties of Seller.................  27
                  ----------------------------------------
         (b)      Representations and Warranties of Buyer..................  27
                  ---------------------------------------

16.      Indemnification...................................................  28
         ---------------

17.      Notices...........................................................  28
         -------

18.      Confidentiality...................................................  30
         ---------------

19.      Governing Law.....................................................  30
         -------------

20.      Force Majeure Event...............................................  30
         -------------------
         (a)      Definition...............................................  30
                  ----------
         (b)      Obligations Under Force Majeure..........................  31
                  -------------------------------
         (c)      Continued Payment Obligation.............................  31
                  ----------------------------

21.      Regulatory Approvals..............................................  32
         --------------------

22.      Taxes.............................................................  32
         -----
         (a)      Applicable Taxes.........................................  32
                  ----------------
         (b)      Tax Indemnity............................................  32
                  -------------
         (c)      Contested Taxes..........................................  32
                  ---------------
         (d)      Other Charges............................................  32
                  -------------

23.      Miscellaneous Provisions..........................................  32
         ------------------------
         (a)      Non-Waiver...............................................  32
                  ----------
         (b)      Third Party Beneficiaries................................  33
                  -------------------------
         (c)      Relationship of Parties..................................  33
                  -----------------------
         (d)      Successors and Assigns...................................  33
                  ----------------------
         (e)      Severability.............................................  33
                  ------------
         (f)      Counterparts.............................................  33
                  ------------
         (g)      UCC......................................................  33
                  ---

24.      Entire Agreement and Amendments...................................  33
         -------------------------------

APPENDICES

Appendix A          Design Limits
Appendix B          MAIN Guide Number 3
Appendix C          Communications and Guidelines
Appendix D          Reporting Forms
Appendix E          FOAF Calculations
Appendix F          Form of Buyer's Guarantee
Appendix G-1        Form of Seller's Guarantees (Dominion Energy, Inc.)
Appendix G-2        Form of Seller's Guarantees (Peoples Energy Corporation)
Appendix H          Net Dependable Capacity and Output Adjustment Curve

                   AMENDED AND RESTATED POWER SALES AGREEMENT

         THIS AMENDED AND RESTATED POWER SALES AGREEMENT (including Appendices, this "Agreement") dated as of April 5, 1999 is entered into between ENGAGE ENERGY US, L.P., a Delaware limited partnership with its principal place of business at Five Greenway Plaza, Suite 1200, Houston Texas ("Buyer"), and ELWOOD ENERGY LLC, a Delaware limited liability company with its principal place of business at 120 Tredegar Street, Richmond, Virginia ("Seller") to amend and restate that certain Power Sales Agreement between the Parties previously executed as of April 5, 1999 (the "Original Agreement"); Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties").

                             W I T N E S S E T H:

         WHEREAS, Seller is developing a four-unit electric generating facility (the "Facility") and will be engaged in the generation and sale of capacity, Electric Energy, and Ancillary Services (each as defined herein) from the Facility; and

         WHEREAS, Seller anticipates the Commercial Operations Date (as defined herein) of the Facility will occur by July 1, 1999; and

         WHEREAS, Buyer desires to receive and purchase, and Seller desires to deliver and sell a portion of the Electric Energy, Substitute Electric Energy (as defined herein), capacity, and associated Ancillary Services from two of the units of the Facility pursuant to this Agreement and

         WHEREAS, the Parties desire that this Agreement supersede the Original Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

1.       Definitions and Interpretation.
         ------------------------------

                 (a)   Definitions. As used in this Agreement, (i) the terms set
                       -----------
forth below in this Section 1(a) shall have the respective meanings so set forth, and (ii) the terms defined elsewhere in this Agreement shall have the meanings therein so specified.

         "Affiliate" (i) when used with respect to any Person, means any Person controlling, controlled by or under common control with such Person, (ii) when used with respect to Seller, includes Dominion Energy, Inc., Peoples Energy Corporation and their respective Affiliates and (iii) when used with respect to Buyer, includes The Coastal Corporation, Westcoast Energy Inc. and their respective Affiliates. For the purposes of this definition, the term "controlling" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

         "Ancillary Services" has the meaning set forth in Article 9.

         "Available" means a state in which a Committed Unit is capable of providing at least 60% of its Net Dependable Capacity, whether or not it is actually in service.

         "Bankruptcy" means any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against a Person (provided, however, that if such case, action or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for ninety (90) days) or a Person has made an assignment of its property for the benefit of its creditors.

         "Business Day" means any day that is not a Saturday, Sunday or any Federal Reserve Bank holiday.

         "Buyer Event of Default" has the meaning specified in Section 14(b).

         "Capacity Adjustment Factor" is the adjustment calculation set forth in
Section 7(d).

         "Capacity Charge" means $9/kw/Month fixed for the first Contract Year, and $5/kw/Month fixed from January 1, 2000 thereafter until the end of the Term, prorated for any partial month.

         "Capacity Payment" means, with respect to each Committed Unit, for each
Month: the product of (i) the Net Dependable Capacity of such Committed Unit and
(ii) the Capacity Charge.

         "Capacity Test" means a three (3) hour period of generation to test the Net Dependable Capacity of a Committed Unit conducted as specified in Guide No. 3 of MAIN (attached as Appendix B).

         "ComEd" means Commonwealth Edison Company and its successors.

         "ComEd/Elwood Switchyard" means that switchyard that will be owned by ComEd that provides interconnection service to Seller's Facility.

         "Commercial Operations Date," with respect to each Committed Unit, means the date upon which Seller first declares such Committed Unit to be Available.

         "Committed Unit" means the units of the Facility dedicated to this Agreement, i.e., numbers 1 and 2.

         "Competitive Information" has the meaning specified in Section 5(d).

         "Confidential Information" has the meaning specified in Section 18.

         "Contract Year" means, in the case of the first Contract Year, the period beginning on July 1, 1999 and ending on December 31, 1999, and for each Contract Year thereafter, the calendar year.

         "Control Area of the Interconnected Utility" means the Interconnected Utility's electrical system bounded by interconnection (tie-line) metering and telemetering and wherein the Interconnected Utility controls generation to maintain the system's interchange schedule with other control areas and contributes to frequency regulation of the interchange.

         "CPT" or "Central Prevailing Time" means the prevailing time (i.e., Standard Time or Daylight Savings Time) on any given day in the Central Time Zone.

         "Day" means a period of twenty-four (24) consecutive hours beginning and ending at 2400 CPT.

         "Default Rate" means (a) the "Prime Rate" as published from time to time in the "Money Rates" section of The Wall Street Journal, plus (b) 2.5% (250 basis points) per annum.

         "Delay Liquidated Damages" are calculated in accordance with Section 8(b).

         "Design Limits" means, with respect to a Committed Unit, the items listed in Appendix A, with respect to such Committed Unit.

         "Dispatch" means Buyer's rights to control the generating level of the Committed Unit(s) within and subject to the Design Limits as set forth in Appendix A and consistent with Prudent Utility Practice, or to require the Committed Unit to be off-line.

         "Effective Date" means the date of this Agreement.

         "Electric Energy" means all electric energy that Seller sells and delivers to Buyer from the Committed Units at the Point of Delivery pursuant to this Agreement.

         "Emergency Condition" means a condition or situation which (i) in the sole judgment of the Interconnected Utility (or the ISO) presents an imminent physical threat of danger to life, or significant threat to health or property,
(ii) in the sole judgment of the Interconnected Utility (or the ISO) could cause a significant disruption on or significant damage to the Interconnected Utility's System (or any material portion thereof) or the transmission system of a third party (or any material portion thereof), (iii) in the sole judgment of Seller presents an imminent physical threat of danger to life, or significant threat to health or property or (iv) in the sole judgment of Seller could cause significant damage to the ComEd/Elwood Switchyard or a Committed Unit (or any material portion thereof).

         "Energy Charge" means an amount determined under Section 7(a)(ii) or
(iii) in respect of a Month for Electric Energy or Substitute Electric Energy, as applicable.

         "Excess Capacity" has the meaning specified in Section 6(b)(ii).

         "FERC" means the Federal Energy Regulatory Commission and its successors.

         "Force Majeure Event" has the meaning set forth in Section 20(a).

         "Forced Derating" has the meaning set forth in Appendix E.

         "Forced Outage" has the meaning set forth in Appendix E.

         "Forced Outage Adjustment Factor" or "FOAF" has the meaning set forth in Appendix E.

         "Imbalance Charges" means charges for the oversupply or undersupply of energy incurred pursuant to Schedule 4 of the ComEd Open Access Transmission Tariff, or the equivalent provisions of a superseding tariff, or the Interconnection Agreement.

         "Interconnection Agreement" means the Interconnection Agreement to be executed between the Interconnected Utility and Seller with respect to the Facility.

         "Interconnected Utility" means ComEd or its successors and assigns, including the ISO.

         "Interconnected Utility System" means the electric transmission and distribution system owned by ComEd and its Affiliates, or their successors and assigns, including any ISO.

         "ISO" means any Person, other than ComEd, that becomes responsible as system operator for the transmission system to which the Units are connected.

         "kW" means kilowatt.

         "Lenders" means with respect to any Person (i) any person or entity that, from time to time, has made loans to such Person, for the financing or refinancing of the Facility or which are secured by the Facility, (ii) any holder of indebtedness of such Person, (iii) any person or entity acting on behalf of such holder(s) to which any holders' rights under financing documents have been transferred, any trustee or agent on behalf of any such holders, or
(iv) any Person who purchases the Facility in connection with a sale-leaseback or other lease arrangement in which the Seller is the lessee of the Facility pursuant to a net lease.

         "MAIN" means the Mid-America Interconnected Network.

         "Maintenance Outage" means the removal of a Committed Unit from service to perform work on specific components that can be deferred beyond the end of the next weekend, but requires the Committed Unit be removed from service before the next Planned Outage. Typically, Maintenance Outages may occur any time during the year, have flexible start dates, and may or may not have predetermined durations; provided, however, that any Maintenance Outage may only be performed during Off-Peak Hours. Further, such Maintenance Outage will be scheduled to be completed such that the Committed Unit is able to generate at Net Dependable Capacity for the first hour of the On-Peak Hours following such Maintenance Outage. If any Maintenance Outage is not completed within such schedule and if the Committed Unit continues to be in an outage or derating as of the first hour of the On-Peak Hours, such outage or derating shall be a Forced Outage or Forced Derating, as applicable.

         "Month" means a calendar month commencing at 0000 CPT on the first day of such calendar month and ending at 2400 CPT on the last day of such calendar month.

         "MW" means megawatts.

         "MWh" means megawatt hours.

         "NERC" means the North American Electric Reliability Council.

         "Net Dependable Capacity" for each Committed Unit means the level of MW of that Committed Unit, based upon demonstrated output (net of station service and auxiliaries) achieved during a Capacity Test of such Committed Unit pursuant to Section 3(b), adjusted by reference to the curves in Appendix H (i) to conditions of 90(degree)F and 60% relative humidity and (ii) for expected degradation. Net Dependable Capacity shall not exceed 160 MW per Committed Unit. The Net Dependable Capacity of each Committed Unit as demonstrated by the Capacity Test will be set forth in Appendix H hereto.

         "Non-Summer Period" means October 1 through May 31.

         "Off-Peak Hours" means all hours that are not On-Peak Hours.

         "On-Peak Hours" means hours beginning at 0600 and ending at 2200 CPT, Monday through Friday, excluding NERC holidays.

         "Payment Date" means fifteen (15) Business Days after a statement is rendered by one Party to the other Party hereunder but not earlier than the 25th Day of a Month and in the event the 25th Day of the Month is not a Business Day, shall mean the next Business Day.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, entity, government or other political subdivision.

         "Planned Outage" means the removal of a Committed Unit from service to perform work on specific components that is scheduled well in advance and has a predetermined start date and duration (e.g., annual overhaul, inspections or testing); provided, however, that any Planned Outage may not be performed during the Summer Period.

         "Point of Delivery" is the point of interconnection between the Facility and the Interconnected Utility System at the metering station in the ComEd/Elwood Switchyard.

         "Prudent Utility Practice" means any of the practices, methods and acts required or approved by the ISO or engaged in or approved by a significant portion of the electric utility industry in the geographic region covered by MAIN during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the geographic region covered by MAIN.

         "Requirement of Law" means any federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other governmental authority or regulatory body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or a tariff filed with any federal, state, local or other governmental authority or regulatory body.

         "Revenue Meter" means Seller's meter located on the generator leads of each Committed Unit.

         "Seller Event of Default" has the meaning specified in Section 14(a).

         "Site" means the real property on which the Committed Units are located.

         "Start Up" means the Start Up of a Committed Unit from zero generation pursuant to a Dispatch order of Buyer; provided, however, that Start Up shall not include the return to service of a Committed Unit less than twenty-four hours following a Forced Outage or Force Majeure Event.

         "Substitute Electric Energy" means electric energy sold and delivered by Seller to Buyer under this Agreement from a source other than a Committed Unit.

         "Summer Period" means the period from June 1 through September 30.

         "Target FOAF" means five (5) percent for the On-Peak Hours of the Summer Period. There is no Target FOAF any other hours during the Term.

         "Term" has the meaning specified in Section 2.

         "Termination Date" means the earlier of (i) December 31, 2004, or (ii) the date on which this Agreement is terminated by a Party, pursuant to its terms.

         "Week" means the period commencing 0000CPT on Monday and ending at 2400CPT on Sunday.

                 (b)    Interpretation. In this Agreement, unless a clear
                        --------------
contrary intention appears:


                 (i) the singular number includes the plural number and vice versa;

                 (ii) reference to any Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement (including this Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                  (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder;

                  (vi) reference to any Section or Appendix means such Section of this Agreement or such Appendix to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (ix) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including".

                  (c)    Legal Representation of Parties. This Agreement was
                         -------------------------------
negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof or thereof.

                  (d)    Titles and Headings. Section and Appendix titles and
                         -------------------
headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

                  (e)    Order of Precedence. In the event of any conflict
                         -------------------
between any of the provisions of this Agreement, the following order of interpretation shall prevail:

                         (i)      Appendix A
                         (ii)     Appendix E
                         (iii)    Articles 1 through 23
                         (iv)     Appendix H
                         (v)      Appendix F
                         (vi)     Appendix G-1, Appendix G-2
                         (vii)    Appendix C
                         (viii)   Appendix D
                         (ix)     Appendix B

2.       Term.
         ----

                  This Agreement shall have a term (the "Term") commencing on the Effective Date and ending on the Termination Date. The provisions of Sections 6(e) (Fuel Source and Emissions Reports), 5(d) (Records), 5(e) (Auditing Rights), 10 (Limitation of Liability), 11 (Disagreements), 14 (Default, Termination and Remedies), 16 (Indemnification), 18 (Confidentiality) and 22 (Taxes) shall survive the termination of this Agreement.

3.       Generating Capacity.
         -------------------

                  (a)  Right to Capacity and Energy. Except as provided in
                       ----------------------------
Section 6(b) (Excess Capacity), Sections 6(d)(ii) and (iii) (Operating Characteristics), Section 8(a) (Early Start) and Section 14(c)(ii) (Event of Default), from and after the Commercial Operations Date for each Committed Unit
(i) Buyer shall have the exclusive right to the generating capacity and electric energy of such Committed Unit (net of station service and auxiliaries), and (ii) except in connection with station service and auxiliaries, Seller shall have no right to Dispatch or sell any of the generating capacity or electric energy of the Committed Units to any other Person. If a Committed Unit is operating, Seller may consume electric energy from such Committed Unit for station service and auxiliaries (including start up of other units at the Facility).

                  (b)  Testing of Capacity.
                       -------------------

                  (i) Prior to the Commercial Operations Date, a Capacity Test of each Committed Unit shall be performed to determine the Net Dependable Capacity. Following the Commercial Operations Date, Buyer shall require Seller to perform a Capacity Test once each year either in May, June or July to verify the Net Dependable Capacity of each Committed Unit. Within the first three days a Committed Unit is Dispatched on-line after such Capacity Test, Seller shall have the right to reestablish Net Dependable Capacity pursuant to up to three Capacity Tests for each Committed Unit, provided, that the Capacity Tests are performed at a time Buyer is Dispatching the tested Committed Unit on-line.

                  (ii) All Capacity Tests will be performed on a date mutually agreed by the Parties. Buyer shall have the right to have personnel present at each Capacity Test. Written test results shall be provided by Seller to Buyer within five (5) Business Days after the test is performed. The Net Dependable Capacity demonstrated by the Capacity Test (or, in the event of reperformance of the Capacity Test as elected by Seller pursuant to paragraph (i) above, as demonstrated by the last such Capacity Test) will be set forth in an exhibit to be initialed by the Parties and appended hereto as Appendix H and shall be effective as of the first day following the day on which the Capacity Test was conducted. All Capacity Tests shall be performed at Seller's expense. No tests will be conducted or continued which, in the opinion of Seller, should not be conducted or continued in accordance with Prudent Utility Practice. If Seller prevents or discontinues a test in accordance with Prudent Utility Practice, Buyer shall have the right to retest the affected Committed Unit upon prior notice to Seller

                  (iii) After the Commercial Operations Date, all electric energy (net of station service and auxiliaries) generated during a Capacity Test will be treated as a sale of Electric Energy to Buyer pursuant to this Agreement.

                  (iv) No electric energy generated prior to the Commercial Operations Date (for startup and testing or station service or auxiliaries) will be sold to Buyer pursuant to this Agreement.

                  (v) Testing of the Committed Units during the calendar year in which the first Contract Year occurs may require Seller to operate the Committed Units up to but not to exceed 100 hours prior to the Commercial Operations Date. These operation hours will be included in the hours of operation that count towards the 1500 hour per year operating limit of each Committed Unit set forth in Appendix A for the first Contract Year. Seller shall use all reasonable efforts to limit the number of such hours for testing.

                  (vi) Notwithstanding the provisions of Section 4(b), during any Capacity Test, Seller shall designate a maximum level for Buyer's Dispatch during such Capacity Test which may be above the then current Net Dependable Capacity.

4.       Electric Energy Supply.
         ----------------------

                  (a)   Supply. Subject to the terms and conditions of this
                        ------
Agreement, Seller shall make available at the Point of Delivery to Buyer for delivery and sale, and Buyer shall receive and purchase from Seller at the Point of Delivery, Electric Energy as Dispatched by Buyer. Buyer shall not be obligated to receive or purchase any electric energy from Seller except such Electric Energy as is Dispatched by Buyer pursuant to Section 4(b).

                  (b)   Dispatch. Beginning on the Commercial Operations Date,
                        --------
Buyer may Dispatch the delivery of Electric Energy from each Committed Unit in accordance with the provisions set forth in Appendices A and C at a rate up to the Net Dependable Capacity for such Committed Unit (or such greater or lesser rate as Seller may from time to time declare to be Available in accordance with Appendix C). Buyer shall not Dispatch a Committed Unit (1) during any Planned Outage or Maintenance Outage, (2) during any period that Seller has designated a Forced Outage or declared a Force Majeure Event (except to the extent of Seller's ability to deliver Electric Energy during such Force Majeure Event),
(3) above Seller's designated derated capacity level during the period of any Forced Derating, (4) during any period when the circumstances of Sections 6(d)(ii) or (iii) apply (to the extent such Dispatch will interfere with the response to such circumstances), or (5) during any other period when Buyer is expressly prohibited from doing so under the provisions of this Agreement. If Seller notifies Buyer that Seller will make Substitute Electric Energy available, Buyer may dispatch such Substitute Electric Energy at levels and in accordance with Seller's notice. Notwithstanding item (4) of this Section 4(b), Seller will comply with Buyer's Dispatch orders during any period when circumstances of Sections 6(d)(ii) or (iii) apply to the extent that, in the reasonable judgment of Seller, compliance with any Buyer Dispatch order is consistent with the requirements imposed upon Seller under such circumstances.

                  (c)   Operating Notifications.
                        -----------------------

                  (i)   Week Ahead Notification. Not less than forty-eight (48)
                        -----------------------
         hours before the beginning of each Week, Buyer shall provide to Seller an estimate of its requirements, on an hour-by-hour basis, for Electric Energy, Start Ups and Ancillary Services during that Week and also, provisionally, during the following Week. These estimates shall not be binding upon Buyer and Buyer may subsequently alter its requirements.

                  (ii)  Plant Availability Notification. Seller shall, by 1200
                        -------------------------------
         CPT each Day, inform Buyer of the estimated capacity of each Committed Unit that Seller will have Available during each hour of that Day commencing thirty-six (36) hours later and, provisionally, for the Day immediately thereafter. Seller shall advise Buyer as soon as possible of any changes in its estimated capacity for such Days. These estimates shall not be binding upon Seller and Seller may subsequently revise its estimates.

                  (iii) Day Ahead Notification. Not later than 1000 Central
                        ----------------------
         Prevailing Time each Day, Buyer shall provide to Seller an estimate of its requirements, on an hour by hour basis, for Electric Energy, Start Ups, and Ancillary Services provisionally for the following Day. These estimates shall not be binding upon Buyer and Buyer may subsequently alter its requirements.

                  (iv)  Minimum Notification Periods. The minimum notification
                        ----------------------------
         periods required for the Dispatch of each Committed Unit and minimum on-line and off-line times are set forth in Appendix A. Buyer shall have the right to Dispatch the Committed Units in accordance with Appendix A.

                  (d)   Title and Risk of Loss. Electric Energy will be
                        ----------------------
delivered at the Point of Delivery. Substitute Electric Energy will be delivered at a delivery point identified pursuant to Section 6(c)(iii). As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Electric Energy or Substitute Electric Energy prior to delivery and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Electric Energy or Substitute Electric Energy from and after delivery. Electric Energy and Substitute Electric Energy shall be delivered by Seller free and clear of all liens, claims and encumbrances arising prior to delivery. Title to Electric Energy shall transfer from Seller to Buyer upon delivery at the Point of Delivery. Title to Substitute Electric Energy shall transfer from Seller to Buyer upon delivery at the delivery point identified pursuant to Section 6(c)(iii).

                  (e)   Transmission Costs. Seller shall be responsible for all
                        ------------------
costs or charges imposed on or associated with the delivery of Electric Energy (or Substitute Electric Energy), including control area services, inadvertent energy flows, transmission losses and/or loss charges to the Point of Delivery (or the delivery point of Substitute Electric Energy) and all costs attributable thereto. Buyer shall be responsible for arranging for transmission and for all costs or charges imposed on or associated with the transmission of Electric Energy (or Substitute Electric Energy), including control area services, inadvertent energy flows, transmission losses and/or loss charges from the Point of Delivery (or the delivery point of Substitute Electric Energy) and all costs attributable thereto.

                  (f)   Imbalances. Each Party shall indemnify and hold the
                        ----------
other Party harmless from any Imbalance Charges that are incurred as a result of the fault of the indemnifying Party.

                  (g)   Communications. The Parties shall develop mutually
                        --------------
acceptable procedures for communications between Seller, Buyer and the Interconnected Utility's EO Dispatch center and associated reporting forms for such communications to be appended to this Agreement as Appendices C - Communications Guidelines and D - Reporting Forms, respectively.

5.       Metering; Billing; Payment.
         --------------------------

                  (a)   Metering
                        --------

                  (i) All Electric Energy delivered by Seller to Buyer from each Committed Units under this Agreement shall be metered by the Revenue Meter. Readings from the Revenue Meter shall be reduced for transformer and transmission line losses between the Revenue Meter and the Point of Delivery in accordance with Prudent Utility Practice. If technically feasible (as determined by the Parties) Buyer shall be permitted to install its own back-up metering system at Buyer's sole expense. The amount of megawatt-hours for which Buyer will be billed also will be adjusted by the amount of electricity that had been both generated by the applicable Committed Unit and consumed by other units at the Facility during the billing period to yield the "billable generation" for the billing period calculated as described below. To establish the kilowatt-hours of electricity provided by a Committed Unit and consumed by other units for a billing period, the total for each billing period of electricity consumed by each unit at the Facility will be determined from the individual unit meter readings using the revenue meter located at the generator leads which will then be summed for all four units. From this sum, the total monthly electricity purchased from the Interconnected Utility (as determined from the Interconnected Utility's revenue meter in the ComEd/Elwood Switchyard) will be subtracted, yielding an aggregate total of the electricity consumed by all the units that had been generated by one or more other units at the Facility. This amount will then be multiplied by the ratio of the total operating hours of a given Committed Unit to the total operating hours of all units. This product will represent the electricity generated by a given Committed Unit and consumed by other units. This value will be subtracted from the reading of the Revenue Meter for a particular Committed Unit for billing purposes for the billing period. The following example demonstrates the calculation methodology:

Total Electricity generated Unit 1 - 30,000 MWh

Total Electricity generated Unit 2 - 22,500 MWh

Total Electricity generated Unit 3 - 15,000 MWh

Total Electricity generated Unit 4 -      0 MWh


Total electricity consumed Unit 1 -  20,000 kWh

Total electricity consumed Unit 2 -  30,000 kWh

Total electricity consumed Unit 3 -  15,000 kWh

Total electricity consumed Unit 4 -  1,000 kWh

Total electricity consumed All Units = 20,000 + 30,000 + 15,000 + 1,000 = 67,000
kWh

Total electricity purchased from the Interconnected Utility- 30,000 kWh

Total electricity consumed at the Facility generated by the Facility = 67,000 - 30,000 = 37,000 kWh

Unit 1 Monthly Operating Hours -  200

Unit 2 Monthly Operating Hours -  150

Unit 3 Monthly Operating Hours -  100

Unit 4 Monthly Operating Hours -    0

Total Operating Hours=200+150+100+0= 450 hours


CALCULATION :

Electricity Furnished by Unit 1 and consumed at the Facility = (200/450) (37,000) = 16,444 kWh (16.444 MWh)

Electricity Furnished by Unit 2 and consumed at the Facility = (150/450) (37,000) = 12,333 kWh (12.333 MWh)

Electricity Furnished by Unit 3 and consumed by the Facility = (100/450) (37,000) = 8,222 kWh (8.222 MWh)

Electricity Furnished by Unit 4 and consumed by the Facility = (0/450) (37,000) = 0 kWh



Billable Generation Unit 1 = 30,000 - 16.444 = 29,983 MWh

Billable Generation Unit 2 = 22,500 - 12.333 = 22,488 MWh

Billable Generation Unit 3 = 15,000 - 8.222 = 14,992 MWh

Billable

                  (ii) The Revenue Meter shall be tested by the Parties at least once each year at Seller's expense and at any other reasonable time upon request by either Party, at the requesting Party's expense. Seller shall give Buyer at least fourteen (14) days notice of any testing of the Revenue Meters and Buyer shall have the right to be present during all testing and shall be furnished all testing results on a timely basis.

                  (iii) If testing of the Revenue Meter indicates an inaccuracy in measurement of Electric Energy of more than +/- 0.5% has occurred, the affected Revenue Meter shall be recalibrated promptly to register accurately within the Revenue Meter manufacturer stated tolerances.

                  (iv) Each Party shall comply with any reasonable request of the other concerning the sealing of meters (including both Revenue Meters and any Buyer back up meters), the presence of a representative of the other Party when the seals are broken (for which the applicable Party shall provide 72 hours advance notice to the other Party) and the tests are made, and other matters affecting the accuracy of the measurement of Electric Energy delivered from the Committed Units. If either Party believes that there has been a meter failure or stoppage, it shall immediately notify the other Party.

                  (v) If, for any reason, any Revenue Meter is out of service or out of repair so that the amount of Electric Energy delivered cannot be ascertained or computed from the readings thereof, the Electric Energy delivered during the period of such outage shall be estimated and agreed upon by the Parties hereto upon the basis of the best data available.

                  (b)   Billing. As soon as practicable after the end of each
                        -------
Month commencing with the first Month of the first Contract Year and after the Termination Date, Seller shall render a statement to Buyer for the amounts due in respect of such Month under Section 6(b) and Article 7, which statement shall contain reasonable detail showing the manner in which the applicable charges were determined. Billings for Electric Energy shall be based on Revenue Meter information. The amount due to Seller as shown on any such Monthly statement rendered by Seller shall be paid by Buyer by electronic wire transfer to an account specified by Seller by the Payment Date. Any amount not paid by Buyer when due shall bear interest at the Default Rate from the date that the payment was due until the date payment by Buyer is made.

                  (c)   Billing Disputes.
                        ----------------

                  (i) If a Party in good faith disputes an amount claimed to be due and payable hereunder by the other Party, it shall make such payment under protest and thereafter shall be reimbursed by the other Party for any amount in error after resolution for the dispute in accordance with Section 5(c)(ii).

                  (ii) In the event that a Party, by timely notice to the other Party, questions or contests the correctness of any charge or payment claimed to be due by the notified Party, the notified Party shall promptly review the questioned charge or payment and shall respond to the contesting Party, within fifteen Business Days following receipt of such notice, with a statement of the amount of any error and the amount of any reimbursement that the contesting Party is entitled to receive in respect of such alleged error. Any disputes not resolved within fifteen (15) Business Days after receipt of such responding statement shall be resolved in accordance with Section 11. Upon determination of the correct amount of any reimbursement, such amount shall be promptly paid by the owing Party.

                  (iii) Reimbursements made under this Section 5(c) shall include interest from the date the original payment was made until the date such reimbursement together with interest is made, which interest shall accrue at the Default Rate.

                  (d)   Records. Each Party shall keep and maintain all records
                        -------
as may be necessary or useful in performing or verifying any calculations made pursuant to this Agreement, or in verifying such Party's performance hereunder. All such records shall be retained by each Party for at least three (3) calendar years following the calendar year in which such records were created. Each Party shall make such records available to the other Party for inspection and copying at the other Party's expense, upon reasonable notice during such Party's regular business hours, provided, however, that in the event that a Party, in good faith, deems any such records to contain proprietary information, the disclosure of which could result in substantial harm or competitive disadvantage for such Party ("Competitive Information"), such records shall only be made available to the auditor appointed pursuant to Section 5(e).

                  (e)   Auditing Rights. On a quarterly basis and at any other
                        ---------------
time there is a good faith dispute with regard to any calculation made pursuant to this Agreement, each Party shall have the right to request that an audit of the other Party's books and records relevant to the calculation be performed (including transactions pursuant to Section 7(c)(ii)). The auditor (who may be an employee or other representative of the auditing Party or its Affiliates) will be selected by the auditing Party but shall be subject to the consent of the other Party, such consent not to be unreasonably withheld. The Party whose books and records are subject to examination shall have the right to require that Competitive Information of the Party be kept confidential by the auditor. The Parties will execute a confidentiality agreement to protect the confidentiality of Competitive Information, and the examining Party will assume responsibility for compliance with the Confidentiality Agreement by its auditor(s). In such case, the auditor shall report the results of its findings to the disputing Party but shall not reveal the Competitive Information to the disputing Party.

6.   Operation of Committed Units.
     ----------------------------

                  (a)   Standard of Operation. Consistent with Prudent Utility
                        ---------------------
Practice, Seller shall use reasonable efforts to operate each Committed Unit in accordance with (i) the practices, methods, acts, guidelines, standards and criteria of MAIN, NERC, the Interconnected Utility, the ISO and any successors to the functions thereof; (ii) the requirements of the Interconnection Agreement; and (iii) all applicable Requirements of Law. Seller will obtain all certifications, permits, licenses and approvals necessary to operate and maintain each Committed Unit and to perform its obligations under this Agreement during the Term.

                              Seller shall notify Buyer promptly in the event of
any changes in the practices, methods, acts, guidelines, standards or criteria of MAIN, NERC, the Interconnected Utility, the ISO or any successor thereto or of any changes to the Interconnection Agreement from the draft dated March 9,1999 and shall provide a copy thereof to Buyer. Seller shall not agree to any change to the Interconnection Agreement from the draft dated March 9, 1999 that would have a material adverse affect on any of Buyer's rights under this Agreement, without the prior written consent of Buyer, which shall not be unreasonably withheld, or delayed.

                  (b)   Excess Capacity. Buyer acknowledges that each Committed
                        ---------------
Unit may have a capability in excess of its Net Dependable Capacity but that Seller will not operate the Committed Units at such levels under normal conditions. If Seller, in its sole discretion, desires to operate a Committed Unit such that it shall have electric generation capacity in excess of its Net Dependable Capacity ("Excess Capacity"), Seller shall offer to sell such capacity and associated electric energy (net of station service and auxiliaries) and Ancillary Services first to Buyer based on a separate cost-based pricing structure (as further described below), with profits from the sale of such Excess Capacity, associated electric energy and Ancillary Services shared 85% to Seller and 15% to Buyer. The pricing structure will be subject to the mutual agreement of the Parties at the time of the offer. "Cost-based" for the purpose of this provision shall mean the incremental variable cost to Seller to operate the Committed Unit at the Excess Capacity level as compared to the Net Dependable Capacity level. If Buyer declines to purchase such Excess Capacity (and associated electric energy or Ancillary Services), Seller may offer and sell Excess Capacity (and associated electric energy or Ancillary Services) to third parties on the same terms as offered by Seller to Buyer. Such Excess Capacity (and associated electric energy or Ancillary Services) may only be sold by Seller to third parties during hours that Buyer has scheduled the Committed Unit to be generating Electric Energy. It is further understood that, in the event that any such Excess Capacity sales shall be made and a derating of the associated Committed Unit occurs, such Excess Capacity (and associated electric energy or Ancillary Services) sales shall be curtailed in full before any curtailment of Electric Energy Dispatched by Buyer from such Committed Unit as a result of such derating. In the case of each sale of Excess Capacity, as soon as practical thereafter (and after Seller has provided all Seller information necessary for Buyer to prepare such reports), Buyer shall prepare and provide to Seller a report (subject to audit pursuant to Section 5(e) of this Agreement) that summarizes all such sales of Excess Capacity, the revenue derived therefrom and a calculation of the profits to be split among the Parties as specified in this Section 6(b).

                  (c)   Outages.
                        -------

                  (i)   Planned Outages. No later than July 1, 1999, Seller
                        ---------------
         shall submit to Buyer a proposal schedule of Planned Outages scheduled by Seller for the period October 1 through December 31, 1999. No later than September 30, 1999 and each anniversary thereof, Seller shall submit to Buyer a proposed schedule of Planned Outages scheduled by Seller for the following Contract Year for the Committed Units, which schedule shall be supplemented by Seller every six months thereafter to extend the period covered by such schedule by six months; provided, however, that no Planned Outage may be scheduled to cover any portion of the Summer Period. Such schedule, and each supplement thereto, shall indicate the planned start and completion dates for each Planned Outage during the period covered thereby and the amount of the Net Dependable Capacity of a Committed Unit that will be affected. Within thirty (30) days of receipt of such schedule or any supplement thereto, Buyer may request reasonable modifications in the Planned Outages schedule contained therein. If within three (3) months prior to the scheduled start of a Planned Outage, Buyer desires to change the scheduled start or duration of such Planned Outage, Buyer shall notify Seller of Buyer's requested change, Seller shall use reasonable efforts to accommodate Buyer's request, but in the event the change would result in additional costs to Seller, Seller shall propose compensation from Buyer to Seller for such additional costs. Buyer shall then have the right to either direct such change and pay Seller such compensation, or withdraw the request for such change.

         At least one week prior to any Planned Outage, Seller shall orally notify Buyer of the expected start date of such Planned Outage, the amount of generating capacity at the Committed Units which will not be available to Buyer during such Planned Outage, and the expected completion date of such Planned Outage. Seller shall orally notify Buyer of any subsequent changes in such generating capacity not available or any subsequent changes in the Planned Outage completion date. As soon as practicable, all such oral notifications shall be confirmed in writing.

                  (ii)  Maintenance Outages. To the extent that during any
                        -------------------
         Contract Year Seller needs to schedule a Maintenance Outage of a Committed Unit, Seller shall notify Buyer of such proposed Maintenance Outage and the Parties shall plan such outage of generating capacity to mutually accommodate the reasonable requirements of Seller and service obligations of Buyer. Notice of a proposed Maintenance Outage shall include the expected start date of the outage, the amount of Net Dependable Capacity of a Committed Unit that will not be Available and the expected completion date of the outage, and shall be given to Buyer at the time the need for the Maintenance Outage is determined by Seller. Buyer shall promptly respond to such notice and may request reasonable modifications in the schedule for the outage. Seller shall use all reasonable efforts to comply with such a request to reschedule a Maintenance Outage, provided that it is able to do so in accordance with the Design Limits and Prudent Utility Practice as such practice relates solely to Seller's operation of the Facility. Seller shall notify Buyer of any subsequent changes in such generating capacity not Available to Buyer or any subsequent changes in such Maintenance Outage completion date. As soon as practicable, any such notifications given orally shall be confirmed in writing.

                  (iii) Forced Outage. Seller shall within one (1) hour of its
                        -------------
         occurrence, provide to Buyer an oral report in accordance with the provisions of Appendix C of any unplanned event that affects the ability of the Committed Units to be Available, which report shall include the amount of the Net Dependable Capacity at the Committed Units that will not be Available because of such unplanned event and the expected return date of such generating capacity, and shall update such report as necessary to advise Buyer of changed circumstances. As soon as practicable, all such oral reports shall be confirmed in writing. If Seller experiences an unplanned event that, in any such instance, continues for a period of three (3) consecutive days or longer, Seller may, at no additional cost to Buyer, make Substitute Electric Energy and capacity available to Buyer at a delivery point acceptable to Buyer inside the Control Area of the Interconnected Utility or any other mutually acceptable location. To the extent Seller makes Substitute Electric Energy and capacity available to Buyer in accordance with and in fulfillment of Buyer's Dispatch, the Committed Units shall be considered Available for purposes of calculation of the FOAF. Notwithstanding the above, Seller is not obligated to provide Substitute Electric Energy to Buyer at any time, and, except as provided in Section 10, Buyer's sole remedy and Seller's sole liability for failure to deliver Electric Energy as Dispatched by Buyer shall be the adjustment to Capacity Payments based upon the Capacity Adjustment Factor.

                  (iv)  Non-Summer Period. Notwithstanding that there is no
                        -----------------
         Target FOAF during Non-Summer Periods, Seller shall use commercially reasonable efforts to achieve a high level of availability for the Committed Units during the Non-Summer Periods.

                  (v)   Information Related to Outages. In addition to the
                        ------------------------------
         foregoing, Seller shall provide to Buyer information relating to outages of generating capacity at the Committed Units which could affect Seller's ability to deliver Electric Energy from such Units.

                  (d)   Operating Characteristics.
                        -------------------------

                  (i) The operating characteristics of each Committed Unit shall be consistent with the Design Limits for such Committed Unit set forth in Appendix A unless otherwise mutually agreed upon by the Parties. Any changes to such operating characteristics which may affect the delivery of Electric Energy pursuant to this Agreement must be agreed by the Parties.

                  (ii) Buyer understands that Seller may be required to increase, reduce, curtail or interrupt electrical generation at the Committed Units in accordance with Prudent Utility Practice or take other appropriate action in accordance with the applicable provisions of the Interconnection Agreement which in the reasonable judgment of the Interconnected Utility may be necessary to operate, maintain and protect the Interconnected Utility System or the transmission system of another utility during an Emergency Condition or in the reasonable judgment of Seller may be necessary to operate, maintain and protect the Committed Units during an Emergency Condition. For purposes of calculating the FOAF, the Committed Units shall not be considered to be under a Forced Outage or Forced Derating during any such increase, reduction, curtailment, or interruption, required by the Interconnected Utility except as provided in paragraph (iv) below.

                  (iii) Buyer acknowledges that other conditions on the Interconnected Utility System (for example, transmission outages or interruptions) may impact Seller's ability to deliver Electric Energy into the Interconnected Utility System at the Point of Delivery. For purposes of calculating the FOAF, and except as provided in paragraph
         (iv) below, the Committed Units shall not be considered to be under Forced Outage or Forced Derating during any time that the Committed Units would have been actually Available but for conditions (including, for example, transmission outages or interruptions) on the Interconnected Utility System.

                  (iv) In the event that the Interconnected Utility has suspended, terminated or otherwise interrupted transmission of the electric energy of a Committed Unit due to a breach of or default under the Interconnection Agreement by Seller alleged by the Interconnected Utility by written notice of breach or default by Seller pursuant to the terms of the Interconnection Agreement to have occurred, the Committed Unit will be considered under a Forced Outage or Forced Derating for the purpose of calculating the FOAF, whether or not such claim by the Interconnected Utility is ultimately resolved in Seller's favor.

                  (v) If the Interconnected Utility requires Seller to alter the level of electrical generation (net of station service and auxiliaries) at a Committed Unit, pursuant to Section 6(d)(ii) or
         (iii), then Seller shall notify Buyer as soon as practicable. Seller will make reasonable efforts to sell to Buyer any energy (net of station service and auxiliaries) generated during such circumstances to the extent practicable and consistent with any such order from the Interconnected Utility provided, however, if Seller is unable to sell such energy to Buyer, Buyer recognizes and agrees that Seller shall have the right to sell or provide such energy to the Interconnected Utility.

                  (e)   Fuel Source and Emissions Reports. Seller shall provide
                        ---------------------------------
Buyer with information concerning Seller's fuel sources and emissions (including carbon dioxide, nitrous oxides and sulfur dioxide omissions) as reasonably requested by Buyer in order to allow Buyer to meet its statutory reporting obligations (including those reporting obligations imposed by Section 16-127 of the Illinois Public Utilities Act and associated rules of the Illinois Commerce Commission) in respect of such information to governmental bodies, customers or other Persons.

7.       Compensation.
         ------------

                  (a)   Monthly Charges. Unless the Commercial Operations Date
                        ---------------
has not occurred and Seller has declared such delay to have resulted from an Event of Force Majeure in accordance with the terms of this Agreement, Buyer shall pay to Seller, in respect of each Month commencing with the first Month of the first Contract Year, the amounts specified in this Section 7(a). To the extent the Commercial Operations Date has not occurred as a result of a Force Majeure Event declared by Seller, Buyer shall be relieved of its obligation to make such payments (prorated daily) until the Commercial Operations Date occurs.

                  (i)   Capacity Payment. A Capacity Payment calculated based
                        ----------------
         upon the applicable Capacity Charge for that Month. In the event that the Commercial Operations Date has not occurred by July 1, 1999 (and to the extent the delay is not excused by a Force Majeure Event), the Capacity Payment shall be based on a Net Dependable Capacity of 150 MW per Committed Unit until the Net Dependable Capacity has been determined by a Capacity Test.

                  (ii)  Electric Energy Charge. For each hour during that Month,
                        ----------------------
         an amount equal to the product of the Electric Energy (expressed in MWh) sold to Buyer under this Agreement during such hour, multiplied by $/MWh applicable to the Dispatch level of a Committed Unit set forth below:

                        $/MWh                     Dispatch Level
                        -----                     --------------
                        $30.00/MWh                     100%
                        $31.00/MWh                      90%
                        $32.00/MWh                      80%
                        $33.50/MWh                      70%
                        $35.00/MWh                      60%

         For Dispatch levels between the above percentages, the prices will be prorated to the proportionate level between the points in the table. The Dispatch level will be determined by the Dispatch level requested by Buyer for such hour.

                  (iii) Substitute Electric Energy Charge. Buyer shall pay for
                        ---------------------------------
         the Substitute Electric Energy at the lesser of $30.00/MWH or the cost to Seller for the Substitute

         Electric Energy, delivered to the substitute delivery point. Seller shall provide Buyer with information regarding the cost of Substitute Electric Energy as soon as reasonably practical.

                  (iv)  Emergency Condition. If (x) Seller is required by the
                        -------------------
         Interconnected Utility to operate a Committed Unit pursuant to Sections 6(d)(ii) or (iii) either at a time when Buyer has not Dispatched such Committed Unit on-line or at a level above the level Dispatched by Buyer, and (y) to the extent Seller does not sell to Buyer any energy generated as a result pursuant to Buyer's rights under Section 6(d)(v), then Seller shall pay to Buyer the portion of any amounts Seller receives from the Interconnected Utility for such energy generated during such period that exceeds what Buyer would have paid to Seller for such energy pursuant to Section 7(a)(ii).

                  (b)   Start Up Charge. For each Start Up of a Committed Unit
                        ---------------
Seller shall be entitled to a payment of $2500.00 (the "Start Up Charge"). No Start Up Charge shall be payable unless a Committed Unit reaches at least 90% of the Dispatch level requested by Buyer.

                  (c)   Profit Sharing.
                        --------------

                  (i) For any Contract Year in which Buyer has a positive Net Margin (as hereinafter defined), Buyer and Seller shall share such positive Net Margin based 16.25% Seller / 83.75% Buyer. The Net Margin shall be calculated as follows:

                  Net Margin = AGR - RC

                  where:

                  AGR = Buyer's annual gross revenues from the sales of Electric Energy, capacity and Ancillary Services (including gains from the purchase or sale of financial instruments related to such sales) from the Committed Units during such Contract Year.

                  RC = The total of the adjusted Capacity Payments, Energy Charges and Start Up Charges due from Buyer to Seller for such Contract Year, plus the costs incurred by Buyer to make sales of capacity, Electric Energy and Ancillary Services from the Committed Units to third parties during such Contract Year, including (i) all costs of transmission from the Point of Delivery, (ii) charges imposed by regulatory authorities with respect to such sales, (iii) non-income related taxes, (iv) unit availability insurance costs, (v) costs (such as premiums) and losses resulting from the purchase and sale of financial instruments related to such sales (but specifically excluding Buyer costs and losses related to Buyer's breach of the terms of such instruments), (vi) broker's fees associated with the sale of Electric Energy and (vii) all other costs, losses or expenses mutually acceptable to the Parties.

                  (ii) To allow verification of the components of the Net Margin, all transactions based on the Committed Units will be kept in a separate book of business by Buyer (the "Elwood Book"), and copies of the documents listed below will be made available to Seller for inspection, pursuant to Seller's request and subject to the Confidentiality Agreement referred to in Section 5(e). In addition, Buyer shall maintain and provide reports (including information included in (w), (x), (y) and (z) below) to Seller each Month using the forms to be developed and included in Appendix D.

                         (w) Copies of all confirmations of purchases and sales of financial instruments associated with the Electric Energy, capacity and Ancillary Services of the Committed Units.

                         (x) Copies of all term contracts (with counterparty names redacted) associated with the Electric Energy, capacity and Ancillary Services of the Committed Units.

                         (y) Copies of all confirmations (with counterparty names redacted) relating to daily transactions from the Committed Units; and

                         (z) For hourly transactions not covered by (x) or (y) above, the average price of all of Seller's trades in the MAIN region in that hour will be used in the gross revenue calculation for that hour.

                  (iii) The calculation and payment of any amount due to Seller shall be made by Buyer no later than February 28 of each Contract Year for the previous Contract Year. Seller shall have auditing rights in accordance with the procedures set forth in Section 5(e) to the Elwood Book in Buyer's internal electric trading system (EXTRA) or any replacement program or system. This system will list counterparties, transaction size, sale price and duration. In addition to the entries into this system, there will also be an audit trail provided by the Dispatch schedule of the Committed Units and the NERC tagging procedures related to the Dispatch of the Committed Units. For those hours that a Committed Unit was dispatched, Seller shall have auditing rights in accordance with the procedures set forth in Section 5(e) to EXTRA for all of Buyer's trades in that hour in the MAIN region. The information described in this Section 7(c)(iii) shall be treated as Competitive Information of Buyer unless otherwise agreed by Buyer.

                  (iv) For all sales after July 1, 1999, Buyer shall have sole discretion in determining the nature, type and quantity of resales to third parties of output from the Committed Units of capacity, Electric Energy and Ancillary Services, including the identity of the purchaser, the term of the contract or other arrangement for the sale, the price or any other terms and conditions of the sale. Buyer shall have no obligation to market the capacity, Electric Energy or Ancillary Services of the Committed Units to any particular customer or market and nothing in this Agreement shall affect Buyer's discretion with respect to marketing other sources of generating capacity or energy available to it.

                  (d)    Capacity Adjustment Factor. No later than January 31 of
                         --------------------------
each Contract Year, Buyer shall calculate an adjustment to the Capacity Payments as described below (the "Capacity Adjustment Factor") and shall provide a written statement to Seller setting forth its calculations. For every one percent (1)% (or portion thereof) that the aggregate FOAF of both Committed Units during the prior Contract Year exceeds the Target FOAF, Buyer shall be entitled to a credit in an amount equal to one percent (1%) (or a portion thereof) of the aggregate Capacity Payments received by Seller for the prior Contract Year (or in the case of the first Contract Year, since July 1, 1999); provided, however, that in no event shall Buyer's credit under this Section 7(d) exceed the annual amount of aggregate Capacity Payments actually received by Seller for the prior Contract Year. For every one (1)% (or portion thereof) that the aggregate FOAF of both Committed Units during the prior Contract Year is less than the Target FOAF, Buyer shall owe Seller a bonus of one percent (1%) (or portion thereof) of the aggregate Capacity Payments Seller received during the prior Contract Year (or in the case of the first Contract Year, since July 1, 1999). If a credit is due to Buyer pursuant to this Section 7(d), it shall be applied by Buyer as an offset against amounts due to Seller hereunder. If a bonus is due to Seller, it shall be paid within fifteen (15) Business Days following delivery to Seller of the statement showing the calculation of the Capacity Adjustment Factor. At the end of the Term, the FOAF shall be calculated within thirty (30) days after the end of the Term and any payment due from one Party to the other will be made within fifteen (15) Business Days following such calculation. If the end of the Term occurs during a Summer Period, the FOAF calculation shall be adjusted as appropriate for the truncated period. If Net Dependable Capacity changes during a Summer Period, then for purposes of calculating the Capacity Adjustment Factor for such Summer Period, Net Dependable Capacity shall be deemed to be the weighted average Net Dependable Capacity over such Summer Period.

          (e)  Energy Imbalance Charges/ Other Charges and Penalties. To the
               -----------------------------------------------------
extent a Party incurs Imbalance Charges for which the other Party is liable pursuant to Section 4(f), such Party will provide a statement to the other Party of such costs no more frequently than once each Month, together with supporting documentation, and the amount is shown on such statement will be due on the Payment Date.

          (f)  Rates Not subject to Review. The rates for service specified
               ---------------------------
herein (i.e., delivery of Electric Energy, Substitute Electric Energy and capacity) shall remain in effect for the term of this Agreement, and shall not be subject to change through application to FERC pursuant to provisions of
Section 205 of the Federal Power Act, absent agreement of the Parties.

8.   Early Start; Delayed Start.
     --------------------------

          (a)  Early Start. Seller anticipates that the Commercial Operations
               -----------
Date will occur no later than July 1, 1999. If the Commercial Operations Date occurs prior to July 1, 1999, then until July 1, 1999, Buyer shall market the output (net of station service and auxiliaries) of the Committed Units for Seller, under the arrangements described in this Section 8(a). The Dispatch of the Committed Units for the purpose of these sales will be subject to the mutual agreement of Buyer and Seller. Buyer shall be entitled to 15% of the "Net Profits" (as hereinafter defined) from such sales. "Net Profits" for the purposes of this Section 8(a) shall mean the profits remaining after each Party has been reimbursed for its costs and expenses related to such sales, including
(i) Seller's direct operation and maintenance expenses incurred in producing such Electric Energy, (ii) the cost of fuel used for such generation (including transportation costs), (iii) transmission costs, (iv) costs (such as premiums), losses resulting from the purchase and sale of financial instruments related to such sales (but specifically excluding Buyer costs and losses related to Buyer's breach of the terms of such instruments), (v) charges imposed by regulatory authorities with respect to such sales, (vi) non-income related taxes, (vii) unit availability insurance costs, (viii) broker's fees associated with the sale of Electric Energy and (ix) all other costs or expenses mutually acceptable to the Parties.

               (b)   Delay Liquidated Damages.
                     ------------------------

               (i) If the Commercial Operations Date for a Committed Unit does not occur by July 1, 1999, (and to the extent such delay is not excused by a Force Majeure Event declared by Seller), Seller shall owe Delay Liquidated Damages to Buyer in an amount equal to $870 per day multiplied by 150 MW for each day after July 1, 1999 until the earlier to occur of (x) August 31, 1999, or (y) the date on which the Commercial Operations Date has been achieved for such Committed Unit. For the avoidance of doubt, the Commercial Operations Date cannot occur for a Committed Unit unless such Committed Unit is capable of generating at least 90 MW.

               (ii) If the Commercial Operations Date for a Committed Unit has not been achieved by September 1, 1999 (and to the extent such delay is not excused by a Force Majeure Event declared by Seller), no Capacity Payment shall be due from Buyer for the first Contract Year and Seller shall have no liability for any Delay Liquidated Damages, or any other damages whatsoever as a result of such delay other than (x) the Delay Liquidated Damages owed pursuant to Section 8(b)(i) above, and (y) for circumstances described in Section 10(d), the remedy set forth in such
         Section 10(d).

               (iii) If the Commercial Operation Date for a Committed Unit has not occurred by January 1, 2000 (and to the extent such delay is not excused by a Force Majeure Event declared by Seller), Seller shall owe Delay Liquidated Damages commencing on January 1, 2000 in an amount equal to $164 per day multiplied by 150 MW for each day commencing January 1, 2000 until the Commercial Operations Date has been achieved for such Committed Unit.

               (iv) The Delay Liquidated Damages due from Seller pursuant to this Section 8(b) shall be applied currently as a credit against any Capacity Payments due from Buyer for the same time period.

9.       Ancillary Services.
         ------------------

               Buyer shall be entitled (at no extra charge) to all Ancillary Services with respect to the Net Dependable Capacity at the Delivery Point. Such services are described in the Interconnecting Utility's Open Access Transmission Tariff as filed with FERC, and as Seller is permitted to provide (including reactive supply and voltage control from generation sources, regulation and frequency response, operating spinning reserve and supplemented operating reserve) consistent with any requirements of the Interconnection Agreement, FERC, MAIN, NERC, any ISO and any successors to the functions thereof, provided that Seller can provide such Ancillary Services without adverse operational impact on Seller's operations in accordance with Design Limits included in Appendix A.

10.      Limitation of Liability.
         -----------------------

               (a) In no event or under any circumstances shall either Party (including such Party's Affiliates and such Party's and such Affiliates' respective directors, officers, employees and agents) be liable to the other Party (including such Party's Affiliates and such Party's and such Affiliate's respective directors, officers, employees and agents) for any special, incidental, exemplary, indirect, punitive or consequential damages or damages in the nature of lost profits, whether such loss is based on contract, warranty or tort (including intentional acts, errors or omissions, negligence, indemnity, strict liability or otherwise). A Party's liability under this Agreement shall be limited to direct, actual damages, and all other damages at law or in equity are waived.

          (b) Buyer's sole remedies and Seller's sole liabilities (i) for Seller's failure to meet Target FOAF, or to deliver Electric Energy as Dispatched by Buyer shall be the adjustment to Capacity Payments based upon the Capacity Adjustment Factor subject to the limit on Seller's liability for such adjustment set forth in Section 7(d), and eventual termination pursuant to
Section 14(d) and (ii) for circumstances described in Sections 10(c) and (d) below, the remedy set forth in such Sections 10(c) and (d);

          (c) For late Commercial Operations Date (unless such delay is excused by a Force Majeure Event), Buyer shall be entitled to Delay Liquidated Damages set forth in Section 8(b), subject to the limitation on Seller's liability set forth in such Section 8(b).

          (d) If Seller sells or provides electric energy from a Committed Unit (net of station service and auxiliaries) to any Person other than Buyer (other than pursuant to Seller's rights under Sections 3(a)(ii), 3(b)(iv) and (v), 6(b), 6(d) (so long as Seller complies with the provisions of Section 7(a)(iv)) or 14(c)(ii)), then, Buyer shall be entitled:

          (i) to recover from Seller the cost of cover for replacement energy purchased by Buyer, and

          (ii) to seek specific performance of this Agreement by Seller by a court of competent jurisdiction. Seller agrees not to defend such action by pleading that Buyer has an adequate remedy at law, or that specific performance is otherwise not available.

11.  Disagreements.
     -------------

          (a)   Negotiations. The Parties shall attempt in good faith to resolve
                ------------
all disputes promptly by negotiation, as follows. A Party may give the other Party written notice of any dispute not resolved in the normal course of business. Executives of both Parties at levels at least one level above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within fifteen (15) days after such referral, either Party may initiate legal action. If a Party intends to be accompanied at a meeting by an attorney, the other Party shall be given at least three (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential.

          (b)   Settlement Discussions. The Parties agree that no written
                ----------------------
statements of position or offers of settlement made in the course of the negotiations described in Section 11(a) above will be offered into evidence for any purpose in any litigation or arbitration between the Parties, nor will any such written statements or offers of settlement be used in any manner against either Party in any such litigation or arbitration. Further, no such written statements or offers of settlement shall constitute an admission or waiver of rights by either Party in connection with any such litigation or arbitration. At the request of either Party, any such written statements and offers of settlement, and all copies thereof, shall be promptly returned to the Party providing the same.

          (c)  Obligations to Pay Charges and Perform. If a disagreement should
               --------------------------------------
arise on any matter which is not resolved as provided in Section 11(a), then, pending the resolution of the disagreement, Seller shall continue to operate the Committed Units in a manner consistent with the applicable provisions of this Agreement and Buyer shall continue to pay all charges and perform all other obligations required in accordance with the applicable provisions of this Agreement.

12.  Assignment; Transfer of Committed Units.
     ---------------------------------------

          (a)  Assignment. Except as set forth in this Section 12, neither Party
               ----------
may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Either Party may assign this Agreement, without the consent of the other Party to an Affiliate, but no such assignment shall release such assignor from any obligations hereunder whether arising before or after such assignment. For the purposes of this Section 12(a), any direct transfer or series of direct transfers (whether voluntary or by operation of law) of a majority of the outstanding voting equity interests of a Party (or any entity or entities directly or indirectly holding a majority of the outstanding voting equity interests of such Party) to any party other than an Affiliate shall be deemed an assignment of this Agreement.

          (b)  Consent to Assignment to Lender. Notwithstanding the above, Buyer
               -------------------------------
hereby consents to the assignment by Seller of a security interest in this Agreement to its Lenders. Buyer further agrees to execute documentation to evidence such consent reasonably required by the Lenders typical for project finance (including an opinion of its counsel in typical form regarding such consents and this Agreement). Buyer recognizes that such consent may grant certain rights to such Lenders, which shall be fully developed and described in the consent documents, including but not limited to (i) this Agreement shall not be amended or terminated (except for termination pursuant to the terms of this Agreement) without the consent of Lenders, (ii) the Lenders shall be given notice of, and a reasonable time period at least sixty (60) days beyond that granted to Seller, to cure any Seller breach or default of this Agreement, (iii) if a Lender forecloses, takes a deed in lieu or otherwise exercises its remedies pursuant to any security documents, that Buyer shall, at Lender's request and provided that any breach by Seller has been cured (to the extent any such breaches can be cured by the payment of money) and Seller's security provided under Section 13(b) remains in place, continue to perform all of its obligations hereunder, and Lender or its nominee may perform in the place of Seller, and may assign this Agreement to another party in place of Seller, and enforce all of Seller's rights hereunder, (iv) that Lender(s) shall have no liability under this Agreement except during the period of such Lender(s)' ownership and/or operation of the Facility, (v) that Buyer shall accept performance in accordance with this Agreement by Lender(s) or its (their) nominee, (vi) that Buyer shall make all payments to an account designated by Lender(s), and (vii) that Buyer shall make representations and warranties to Lender(s) as Lender(s) may reasonably request with regard to (A) Buyer's corporate existence, (B) Buyer's corporate authority to execute, deliver, and perform this Agreement, (C) the binding nature of this Agreement on Buyer, (D) receipt of regulatory approvals (if any) by Buyer with respect to its performance under this Agreement, and (E) whether any defaults by Seller are known by Buyer then to exist under this Agreement.

13.  Security.
     --------

          (a)  Buyer Security. No later than thirty (30) days after the
               --------------
Effective Date, Buyer shall post with Seller a letter of credit in a form reasonably acceptable to Seller in the same amount as the parent guarantee in Appendix F, or, at Buyer's option, a parent guarantee in the form of Appendix F. If a letter of credit is posted, Buyer shall replace such letter of credit when necessary to ensure that such security is continuously in place through the Term. If Buyer fails to pay any amounts due pursuant to this Agreement, Seller may draw such amounts from the letter of credit, and within ten (10) days thereafter, Buyer must restore the letter of credit to the full original value. In addition, if Buyer has not posted a replacement letter of credit at least ten
(10) days prior to the expiration of the then current letter of credit, Seller may draw the full amount of the existing letter of credit. Buyer may, at its option, provide two guarantees (from The Coastal Company and another entity acceptable to Seller in its sole discretion) which total $109,032,000. If two guarantees are provided, changes may be made to the form of the guarantees as appropriate to reflect that each guarantor is liable for 50% of the indebtedness. Buyer shall remain obligated to provide the guarantee in the form of Appendix F until such time as Seller finds that the guarantor in addition to The Coastal Corporation is acceptable to Seller.

          (b)  Seller Security. No later than thirty (30) days after the
               ---------------
Effective Date, Seller shall furnish to Buyer parent guarantees in the form of Appendix G-1 and Appendix G-2.

14.  Default; Termination and Remedies.
     ---------------------------------

     (a)  Seller Default. The occurrence and continuation of any of the
          --------------
following events or circumstances at any time during the Term, except to the extent caused by, or resulting from, an act or omission of Buyer in breach of this Agreement, shall constitute an event of default by Seller ("Seller Event of Default"):

          (i) Seller fails to pay any sum due from it hereunder on the due date thereof and such failure is not remedied within fifteen (15) days after receipt of written notice thereof;

          (ii)  the Bankruptcy of Seller or any guarantor thereof;

          (iii) Seller's failure to furnish the guarantee as required by Article 13; or

          (iv) Seller fails in any material respect to perform or comply with any other obligation in this Agreement on its part to be observed or performed (other than Seller's obligations to meet Target FOAF or to comply with Buyer's Dispatch orders for which the exclusive remedies are enumerated in Section 10(b)) which failure materially and adversely affects Buyer, and if reasonably capable of remedy, is not remedied within sixty
     (60) days after Buyer has given written notice to Seller of such failure and requiring its remedy; provided, however, that if such failure cannot reasonably be cured within such period of sixty (60) days, such failure shall not constitute a Seller Event of Default if Seller has promptly commenced and is diligently proceeding to cure such default.

         (b)   Buyer Default. The occurrence and continuation of any of the
               -------------
following events or circumstances at any time during the Term, except to the extent caused by, or resulting from, an act or omission of Seller in breach of this Agreement, shall constitute an event of default by Buyer ("Buyer Event of Default"):

               (i) Buyer fails to pay any sum due from it hereunder on the due date thereof and such failure is not remedied within fifteen (15) days after receipt of Seller's notice to Buyer of such failure requiring its remedy;

               (ii)  the Bankruptcy of Buyer or any guarantor thereof;

               (iii) Buyer's failure to post or replace security as required by
         Article 13; or

               (iv) Buyer fails in any material respect to perform or comply with any other obligation in this Agreement on its part to be observed or performed which failure materially and adversely affects Seller, and if reasonably capable of remedy, is not remedied within sixty (60) days after Seller has given written notice to Buyer of such failure and requiring its remedy; provided, however, that if such failure cannot reasonably be cured within such period of sixty (60) days, such failure shall not constitute a Buyer Event of Default if Buyer has promptly commenced and is diligently proceeding to cure such default.

         (c)   Remedies.
               --------

               (i) Upon the occurrence and during the continuance of a Buyer Event of Default or a Seller Event of Default, the non-defaulting Party may at its discretion terminate this Agreement upon thirty (30) days prior written notice to the Party in default.

               (ii)  Upon the occurrence of a Buyer Event of Default pursuant to
         Section 14(b)(i), (ii) or (iii), and beginning on the 61st day after Seller's notice under Section (b)(iv) above, Seller shall use reasonable efforts to sell all electric energy (net of station service and auxiliaries) and capacity to third parties without liability to Buyer whatsoever until such time as the Event of Default or failure under section (iv) is cured or this Agreement is terminated. If such sales are made, Seller shall make reasonable efforts to sell both capacity and electric energy (net of station service and auxiliaries) at prices equal to or greater than the prices Buyer would have paid hereunder. If the sales prices are less than those Buyer would be liable for under this Agreement, Buyer shall be liable to Seller for the difference.

         (d)   Extended Outage. Buyer may terminate this Agreement with regard
               ---------------
to a Committed Unit upon thirty (30) days prior written notice to Seller if a Forced Outage or a Force Majeure Event at such Committed Unit prevents Seller from performing its obligations hereunder for a consecutive period of 120 days, provided that if Seller demonstrates that it has taken significant steps toward remediating the circumstances which led to such Forced Outage or

Force Majeure Event and certifies in writing to Buyer that such outage will end within 240 days of its commencement (and such outage in fact ends within such 240 days), then Buyer may not so terminate this Agreement.

15.  Representations and Warranties.
     ------------------------------

          (a)    Representations and Warranties of Seller. Seller hereby makes
                 ----------------------------------------
the following representations and warranties to Buyer:

          (i) Seller is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and, subject to the receipt of the regulatory approvals set forth in Article 21, carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          (ii) The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action, and do not and will not require any consent or approval of Seller's Management Committee or equity holders or any other Person other than that which has been obtained.

          (iii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing, and Seller has obtained all permits, licenses, approvals and consents of governmental authorities required for the lawful performance of its obligations hereunder.

          (iv) This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (v) There is no pending, or to the knowledge of Seller, threatened action or proceeding affecting Seller before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

          (b)    Representations and Warranties of Buyer. Buyer hereby makes the
                 ---------------------------------------
following representations and warranties to Seller:

          (i) Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          (ii) The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary partnership action, and do not and will not require any consent or approval of any Person other than that which has been obtained.

          (iii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or its articles of incorporation or bylaws, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Buyer is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

          (iv) This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (v) There is no pending, or to the knowledge of Buyer, threatened action or proceeding affecting Buyer before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

16.  Indemnification.
     ---------------

Each Party shall indemnify and hold harmless the other Party, and its officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including reasonable legal fees and expenses), suits and proceedings of any nature whatsoever for personal injury, death or property damage to each other's property or facilities or personal injury, death or property damage to third parties (collectively "Liabilities") caused by the gross negligence or willful misconduct of the indemnifying Party that arise out of or are in any manner connected with the performance of this Agreement except to the extent such Liabilities are attributable to the gross negligence or willful misconduct of, or breach of this Agreement by, the Party seeking indemnification hereunder. Each Party also shall indemnify and hold harmless the other Party from and against all suits, actions, debts, accounts, damages, costs, losses and expenses arising out of the indemnifying Party's ownership, possession or control of the Electric Energy (or Substitute Electric Energy) up to or from the Point of Delivery (or the delivery point for Substitute Electric Energy), as the case may be.

17.  Notices.
     -------

          Unless otherwise provided in this Agreement, any notice, consent or other communication required to be made under this Agreement shall be in writing and shall be delivered to the address set forth below or such other address or persons as the receiving Party may from time to time designate by written notice:

          If to Buyer, to:

          Engage Energy US, L.P.
          Five Greenway Plaza, Suite 1200
          Houston, Texas 77046
          Telecopy No.  (713) 877-3583
          Attention: Director, Contract Administration

          with a copy to:

          Engage Energy US, L.P.
          3000 Town Center
          Suite 2800
          Southfield, Michigan  48075
          Telecopy No.: (248) 304-3243
          Attention: Vice President, Structured Power

          Engage Energy US, L.P.
          Five Greenway Plaza, 13/th/ Floor
          Houston, Texas 77046
          Telecopy No.: (713) 297-1026
          Attention: Manager, 24 Hour Electric Desk

          If to Seller, to:

          Elwood Energy LLC
          c/o Dominion Energy, Inc.
          120 Tredegar Street
          Richmond, Virginia 23219
          Telecopy No.: (804) 819-2202
          Attention: Diane Leopold/Christine M. Schwab, Esq.

          with a copy to:
          Elwood Energy LLC
          c/o McGuire, Woods, Battle & Boothe LLP
          901 East Cary Street
          Richmond, Virginia 23219
          Attention: Mark J. La Fratta
          Telephone: (804) 775-1106
          Telecopy No: (804) 698-2096

Verbal notices may not be made to a Party's voice mail or other messaging system.

     All notices shall be effective when received. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party. Notice delivered by hand shall be deemed to be received at the time it is delivered to an officer or responsible employee of the receiving Party. Notice via first class or certified mail shall be considered delivered two (2) Business Days after the day it is posted. Notice via telecopy shall be deemed to be received upon the sending Party's receipt of its telecopier's confirmation of receipt of such telecopy by the receiving Party.

18.  Confidentiality.
     ---------------

          Each Party agrees that the terms of this Agreement are confidential and that it will treat in confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Confidential Information shall not be communicated to any third party (other than, in the case of Seller, to its Affiliates who have a need to know such information, to its counsel, accountants, financial or tax advisors, or insurance consultants, to prospective partners and other investors in Seller and their counsel, accountants, or financial or tax advisors, or in connection with its financing or refinancing; and in the case of Buyer, to its Affiliates who have a need to know such information, or to its counsel, accountants, financial advisors, tax advisors or insurance consultants (in each case such parties hereafter referred to as "Representatives"). Each Party hereby agrees to be responsible for a breach of this provision by its Representatives. As used herein, the term "Confidential Information" shall not include any information which (i) is or becomes available to a Party from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party or its agents, (iii) is required to be disclosed under applicable law or judicial, administrative or regulatory process, but only to the extent it must be disclosed or (iv) was previously known to the receiving Party.

19.  Governing Law.
     -------------

          This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois without regard to its conflicts of laws provisions.

20.  Force Majeure Event.
     -------------------

          (a)   Definition. For the purposes of this Agreement, "Force Majeure
                ----------
Event" means an event, condition or circumstance beyond the reasonable control of the Party affected (the "Affected Party") which, despite all reasonable efforts of the Affected Party to prevent it or mitigate its effects, prevents the performance by such Affected Party of its obligations hereunder. Subject to the foregoing, "Force Majeure Event" shall include:

          (i) explosion and fire (in either case to the extent not attributable to the negligence of the Affected Party);

          (ii) flood, earthquake, storm, or other natural calamity or act of God;

          (iii) strike or other labor dispute (other than as a result of Seller's violation of its labor agreements);

          (iv)   war, insurrection or riot;

          (v) actions or failure to act by governmental entities or officials, failure to obtain governmental permits or approvals despite timely application therefore and due diligence on the part of Seller;

          (vi) changes in Requirements of Law affecting operation of a Committed Unit; and

          (vii) lack of fuel caused by a Force Majeure Event (as defined in this Agreement) experienced by a Committed Unit's fuel supplier or transporter (as if for purposes of this Section 20(a)(vii) such fuel supplier or transporter is the Affected Party), provided, however, acquisition of fuel at an economically disadvantageous price shall not be considered to be a Force Majeure Event.

          (viii) mechanical breakdown of equipment if the cause of the breakdown is itself a Force Majeure Event pursuant to Section 20(a)(ii) above.

          (b)    Obligations Under Force Majeure.
                 -------------------------------

          (i) If either Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out some or all of its obligations under this Agreement (other than obligations to pay money) despite all reasonable efforts of such Party to prevent or mitigate its effects, then, during the continuance of such inability, the obligation of such Party to perform the obligations so affected shall be suspended.

          (ii) A Party relying on a Force Majeure Event shall give written notice of such Force Majeure Event to the other Party as soon as practicable after such event occurs, which notice shall include information with respect to the nature, cause and date of commencement of the occurrence(s), and the anticipated scope and duration of the delay. Upon the conclusion of the Force Majeure Event, the Party heretofore relying on such Force Majeure Event shall, with all reasonable dispatch, take all steps reasonably necessary to resume the obligation(s) previously suspended.

          (iii) Notwithstanding the foregoing, a Party shall not be excused under this Section 20, (x) for any non-performance of its obligations under this Agreement having a greater scope or longer period than is justified by the Force Majeure Event, or (y) for the performance of obligations that arose prior to the Force Majeure Event.

          (c)    Continued Payment Obligation. A Party's obligation to make
                 ----------------------------
payments (including Monthly Capacity Payments) shall not be suspended by the occurrence or continuance of a Force Majeure Event, except in the event of a Force Majeure Event that delays the Commercial Operations Date.

21.  Regulatory Approvals.
     --------------------

          The obligations of the Parties under this Agreement are conditioned upon the acceptance of the Seller's market-based rate schedule for filing by the FERC pursuant to Section 205 of the Federal Power Act.

22.  Taxes.
     -----

          (a)  Applicable Taxes. Each Party shall be responsible for the payment
               ----------------
of all taxes imposed on its income or net worth. Except as provided in this
Article 22, Seller shall be responsible for the payment of all present or future federal, state, municipal or other lawful taxes applicable by reason of the operation of the Facility or assessable on Seller's property or operations. Buyer shall pay all existing and any new sales, use, excise, ad valorem, and any other similar taxes, if any, imposed or levied by a governmental agency on the Electric Energy, Substitute Electric Energy and Net Dependable Capacity sold and delivered under this Agreement arising at or after the Point of Delivery.

          (b)  Tax Indemnity. Buyer shall indemnify, defend, and hold Seller
               -------------
harmless from any liability for all such taxes for which Buyer is responsible. Seller shall indemnify, defend, and hold Buyer harmless from any liability from all such taxes for which Seller is responsible. Buyer shall reimburse Seller promptly on demand for the amount of any such tax that is Buyer's responsibility hereunder that Seller remits, plus any penalties and interest incurred and remitted, except such penalties as result from Seller's conduct. Likewise, Seller shall reimburse Buyer promptly on demand for the amount of any such tax that is Seller's responsibility hereunder that Buyer remits, plus any penalties, interest incurred and remitted, except penalties as a result from Buyer's conduct.

          (c)  Contested Taxes. Neither Party shall be required to pay any such
               ---------------
tax, assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property utilized under this Agreement or any material interference with the use thereof.

          (d)  Other Charges. Seller will pay and discharge all lawful
               -------------
assessments and governmental charges or levies imposed upon it or in respect to all or any part of its property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials which, if unpaid might become a lien or charge upon the Facility.

23.  Miscellaneous Provisions.
     ------------------------

          (a)  Non-Waiver. The failure of either Party to insist in any one or
               ----------
more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect.

          (b)  Third Party Beneficiaries. This Agreement is intended solely for
               -------------------------
the benefit of the Parties hereto. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

          (c)  Relationship of Parties. This Agreement shall not be interpreted
               -----------------------
or construed to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Seller is an independent contractor and neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or to act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

          (d)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors and permitted assigns of the Parties.

          (e)  Severability. If any provision of this Agreement is determined to
               ------------
be invalid, void or unenforceable by any court having competent jurisdiction, such determination shall not invalidate, void or make unenforceable any other provision, agreement or covenant of this Agreement, which shall remain in full force and effect.

          (f)  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (g)  UCC. Except as other provided for herein, the provisions of the
               ---
Uniform Commercial Code ("UCC") of the state the law of which shall govern this Agreement shall be deemed to apply to all sales of Energy pursuant to this Agreement and the Energy so sold shall be deemed to be a "good" for purposes of the UCC. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER EXPRESSLY DISCLAIMS ANY, AND MAKES NO OTHER, REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

24.  Entire Agreement and Amendments.
     -------------------------------

          This Agreement supersedes all previous representations, understandings, negotiations and agreements either written or oral between the Parties hereto or their representatives with respect to the subject matter hereof (including without limitation, the letter agreement between Buyer and Seller, dated February 18, 1999) and constitutes the entire agreement of the Parties with respect to the subject matter hereof. No amendments or changes to this Agreement shall be binding unless made in writing and duly executed by both Parties.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

                                                     Engage Energy US, L.P.

                                           By:  /s/ Clark C. Smith
                                              ------------------------------
                                                Name:  Clark C. Smith
                                                Title: President



                                           Elwood Energy LLC


                                           By:  /s/ Ronald D. Usher
                                              ------------------------------
                                                Name:  Ronald D. Usher
                                                Title: General Manager

                                  APPENDIX A
                       DESIGN LIMITS PER COMMITTED UNIT

Buyer shall have the right to Dispatch a Committed Unit up to its Net Dependable Capacity with the following restrictions:

          (a)  Maximum takes. 1500 hours per unit per Committed Unit per
               -------------
Contract Year maximum (or 3000 hours cumulative for 2 Committed Units). As set forth in Section 6(b)(iii), during 1999, Seller may take up to 100 hours per unit during the Start Up and testing phase prior to the Commercial Operations Date. These hours will count towards the 1500-hour/year limitation per Committed Unit in calendar year 1999. For purposes of this Agreement, the Committed Units shall be considered "operating" from the first moment of firing, and all time during firing shall count towards the 1500 hour limitation.

          (b)  Minimum/maximum loads. Buyer may Dispatch each Committed Unit
               ---------------------
from 60% of Net Dependable Capacity up to its Net Dependable Capacity. Each hour that a Committed Unit is operating, regardless of the output, will count towards the 1500-hour/year limitation per Committed Unit.

          (c)  Start Up Notification times. During On-Peak Hours in the Summer
               ---------------------------
Period, Seller will start a Committed Unit within one-hour after being notified of Buyer's Dispatch order. If Buyer's dispatch order requests start up of both Committed Units at the same time, Seller will start one Committed Unit within the one-hour notification time and the second Committed Unit within the ten minutes of starting the first unit. During all other times, Buyer shall provide at least one Day's notice for start ups.

          (d)  Load Range and Ramp Times. Once a Committed Unit starts, the
               -------------------------
Committed Unit will ramp to base load of 60% of Net Dependable Capacity within 20 minutes. From base load, Buyer can choose to ramp between base load and Net Dependable Capacity. The Committed Units can ramp from base load to Net Dependable Capacity within 10 minutes. The units can be loaded approximately twice as fast due to a feature purchased from GE by Elwood, but this operation is at the expense of the machine's life. If Buyer requests this fast load ramp option, and Elwood agrees to such operation, this will be priced at $500 per start up.

          (e)  Minimum on-line and off-line times. 4-hour minimum run-time per
               ----------------------------------
start and 2 hour minimum off-time between start ups.

          (f)  Estimated Reactive Capability Curves. The provision of Ancillary
               ------------------------------------
Services pursuant to this Agreement (including terms of Article 9 hereof) shall be consistent with the curve attached hereto as Schedule A-1.

                                  APPENDIX B

                               MAIN GUIDE NO. 3

                               MAIN Guide No. 3A
                            (Formerly Guide No. 3)
                               (Revision No. 3)
                                  June 8, 1995
                           Approved November 9, 1995

                       PROCEDURE FOR THE UNIFORM RATING
                            OF GENERATING EQUIPMENT
                            -----------------------

          The Mid-America Interconnected Network, Inc. bylaws provide for the coordination of planning, construction and utilization of generation and transmission facilities on a regional basis for reliability of electric bulk power supply. This MAIN Guide presents the criteria for uniform rating of generating equipment on the systems of MAIN members.

I.   General

          Generating capability to meet the system load and provide the required amount of reserves is necessary to assure the maximum degree of service reliability. This generating capability must be accounted for in a uniform manner which assures the use of consistently attainable values for planning and operating the system.

          Procedures are herein established for rating generating units in service or which will be brought into service in the future. These procedures define the framework under which the ratings are to be established while recognizing the necessity of exercising judgement in their determination. The tests required are functional and do not require special instrumentation. They are designed to demonstrate that the ratings can be obtained for the time periods required under normal operating conditions for the equipment being tested.

          It is intended that the terms defined and the ratings established pursuant to this MAIN Guide shall be used for all MAIN purposes, including determining generation reserves for both planning and operating purposes, scheduling maintenance, and preparation of reports or other information for industry organizations, news media, and governmental agencies.

II.  Uniform Ratings

          Each MAIN member shall establish Monthly Net Capability ratings for each generating unit and station on the member's system. The Monthly Net Capability is the net power output which can be obtained for the period specified on a monthly adjusted basis with all equipment in service under average conditions of operation and with equipment in an average state of maintenance. The Monthly Net Capability should include generating capability which is temporarily out of service for maintenance or repair.

          The monthly adjustments required to develop Monthly Net
Capability are intended to include such seasonal variations as ambient temperature, condensing water temperature and availability, fuels, steam heating loads, reservoir levels, and scheduled reservoir discharge.

          Generating capability shall be tested annually to demonstrate and verify that the Monthly Net Capability can be achieved in the month of the test. It is intended that frequent changes in Monthly Net Capability be avoided. The reported capability is, therefore, a figure which should not be altered until the accumulated evidence of tests and analyses or operating experience indicate that a long-term change has taken place. The Monthly Net Capability shall be confirmed annually and revised at other times when necessary. Confirmations and revisions will be submitted to the MAIN Coordination Center.

III.      General Guides for Establishing Capability Ratings

               The following general guides shall be applied in establishing Monthly Net Capability:

               A. The total Monthly Net Capability rating shall be that available regularly to satisfy the daily load patterns of the member and shall be available for four continuous hours or more. The rating established must not require a period of operation at a reduced level during a system's remainder of the peak period to recover the Monthly Net Capability.

               B. The Monthly Net Capability will be determined separately for each generating unit in a power plant where the input to the prime mover of the unit is independent of the others. The Monthly Net Capability will be determined as a group for commonheader steam plants or multiple-unit hydro plants and each unit assigned a rating by apportioning the combined capability among the units.

               C. Monthly Net Capability, as reported, will not be reduced to provide regulating margin or spinning reserve. It will reflect operation at the power factor level at which the generating equipment is normally expected to be operated over the daily peak load period. It will exclude the temporary higher output attainable immediately after a new unit goes into service or immediately after an overhaul.

               D. Extended capability of a unit or plant obtained through bypassing of feedwater heaters, by utilizing other than normal steam conditions, or by abnormal operation of auxiliaries in steam plants; or by abnormal utilization of reservoir storage in hydro plants; or by abnormal operation of combustion turbines or diesel units; may be included in the Monthly Net Capability if the following conditions are met:

                    1. The extended capability based on such conditions will be available for a period of not less than four continuous hours when needed and meets the restrictions of Section III-A.

                    2. Normal procedures have been established so that this capability will be made available promptly when requested by the dispatcher.

               E. The Monthly Net Capability established for nuclear units will be determined taking into consideration the fuel management program and any restrictions imposed by governmental agencies.

          F. The Monthly Net Capability established for hydro-electric plants, including pumped-hydro, will be determined taking into consideration the reservoir storage program and any restrictions imposed by governmental agencies and will be based on median hydro conditions.

IV.  Testing Procedures to Demonstrate Capability

          A.   General Procedure for Testing

               1. Ratings will be confirmed annually or more frequently if appropriate to demonstrate the Monthly Net Capability. If adequate
                                                                 -----------
          data are available to demonstrate the capability during normal peak
          -------------------------------------------------------------------
          load period operation, no special test is required. Peaking units and
          --------------------------------------------------
          cold reserve units which are not operated frequently shall be tested at such intervals as necessary to assure that capability is available to meet operating reserve requirements.

               2. If the total capability of a plant is materially affected by the interaction of its parts, a test of the entire plant will be performed to demonstrate Monthly Net Capability.

               3. All equipment when tested will be in normal operating condition with all auxiliary equipment needed for normal operation in service and with provision for extended capability if this capability is to be included in Monthly Net Capability. Energy consumption by auxiliary facilities common to the entire plant (for example, coal-handling or lighting) will be distributed over the appropriate units in the plant, and will represent the consumption normally experienced during the high-load period of the day.

               4. It is intended that the test loadings should be maintained at a constant level. The reported test results will be no greater than the MWh/hr integrated output for the test period.

     B. Steam Turbo-Generation Unit Tests, Excluding Steam Turbines with Gas or Oil Fired Boilers

               1. The test period for steam turbo-generator units, including both fossil fuel and nuclear reactor steam generators, will be not less than four continuous hours.

               2. Generating unit net capability as affected by the turbine exhaust pressure will be corrected to the average for the past five years of the monthly averages of the daily maximum circulating water temperatures for the month of the test. Steam conditions will correspond to the operating standard established by the member for the unit or plant. The steam generator will be operated with the regularly available type and quality of fuel.

     C. Tests of Combustion Turbine and Diesel Units and Steam Turbines with Gas or Oil Fired Boilers

               1. The test period for combustion turbine and diesel units and steam turbines with gas or oil fired boilers will be of sufficient duration to permit stabilized operating conditions to be attained.

               2. Ambient temperature conditions will be corrected to the average for the past five years of the monthly maximum temperatures for the month of the test. Where evaporative coolers are used, the temperature at the discharge of the evaporative coolers shall be the basis for ambient temperature corrections.

               3. Generating unit net capability as affected by the turbine exhaust pressure will be corrected to the average for the past five years of the monthly averages of the daily maximum circulating water temperatures for the month of the test. Steam conditions will correspond to the operating standard established by the member for the unit or plant. The steam generator will be operated with the regularly available type and quality of fuel.

     D.   Hydro-Electric Unit Tests

               1. The test period for hydro-electric units, including pumped-hydro units, will be not less than one hour.

               2. Water conditions will be corrected to the median conditions for the month of the test.

     E.   Reactivated Unit Tests

          Deactivated generating equipment which is not being reported and is being returned to active status shall be tested within thirty days to demonstrate its Monthly Net Capability.

V.   Reporting Procedures

          Each member shall submit the required data on the included Uniform Rating Forms to the MAIN Coordination Center annually on or before November 1 for the following calendar year. Each annual report shall cover all existing units, planned start-up of new units, and planned retirements of units and shall consist of the following:

               1. A letter identifying those units whose rating has not changed, showing the dates of latest tests confirming capabilities.

               2. Completely revised forms (Form A and B-1, B-2, or B-3) for units on which a change has occurred.

               3. Completely revised form (Form A) showing planned additions or retirements beginning with the month of commercial operation or month of retirement.

Between annual reporting, revised forms shall be submitted as necessary for new units placed in commercial operation, units retired, and for units where tests show the rating has changed. Any change in additions, retirements, or ratings shall be submitted within 30 days of the addition, retirement, or test. In this manner, by each November 1, all test data should be current. However, the letter should be submitted confirming the dates of tests.

          The MAIN Coordination Center will analyze and review the annual reporting for completeness and correctness and report the need for clarification to the member concerned. The MAIN Coordination Center will maintain the updated set of reports, including current changes as they occur, from the MAIN members, and will provide complete reports and/or revisions to the members requesting them.

     A.   Uniform Rating Form A

          This form is used to report the Monthly Net Capability of each unit in each station. Where required by the number of units in a station, additional sheets should be used.

     B.   Uniform Rating Forms B-1, B-2, and B-3

          These forms are used to report test results, certain actual and five year average variables where pertinent, and to show relationship of actual net generation to stated capability during the month of the test. It is the intent that test data equal or exceed stated Monthly Net Capability to demonstrate that this level of generation can be achieved. Where simultaneous tests of several units are conducted, as in common steam header plants, data should be reported for each unit and total of the group.

          Test results should be reported as follows:

          Form B-1 --steam turbo-generator units
          Form B-2 --hydro electric units
          Form B-3 --Combustion turbine units and diesel units

Note: In submitting revised forms, each form shall be submitted in such a manner that it completely replaces the sheet on which data are being revised.

                                  APPENDIX C

                                COMMUNICATIONS
                       [To be developed by the parties]

                                  APPENDIX D

                                REPORTING FORMS

[To be developed by the Parties]

                                  APPENDIX E

                               FOAF CALCULATIONS

I.   Formula
     --------

          FOAF = FOH + EFDH
                 ----------
                     PH

Where:

"FOAF" is "Forced Outage Adjustment Factor"

"FOH" is "Forced Outage Hours" in the Summer Period

"EFDH" is "Equivalent Forced Derated Hours" in the Summer Period

"PH" is "Period Hours" in the Summer Period


II.  Definitions

     A.   Operation and Outage States

Forced Derating

An unplanned component failure (immediate, delayed, postponed) or other condition (including a Force Majeure Event after the Commercial Operations Date) that requires the load on a Committed Unit be reduced immediately, within six hours, or before the end of the next weekend, other than during time periods when (a) Seller delivers Substitute Electric Energy (and to the extent of such delivery) or (b) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii). The existence of a Forced Derating is not in any way dependent on the applicable Committed Unit being under a Buyer Dispatch order at the time or during the Forced Derating.

Forced Outage

An unplanned component failure (immediate, delayed, postponed, startup failure) or other condition (including a Force Majeure Event after the Commercial Operations Date) that requires a Committed Unit be removed from service immediately, within six hours, or before the end of the next weekend, other than during time periods when (a) Seller delivers Substitute Electric Energy (and to the extent of such delivery) or (b) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii). The existence of a Forced Outage is not in any way dependent on the applicable Committed Unit being under a Buyer Dispatch order at the time of the Forced Outage.

For the avoidance of doubt, in the event that the Interconnecting Utility has suspended, terminated or otherwise interrupted transmission of the Electric Energy of a Committed Unit due to a breach of or default under the Interconnection Agreement by Seller alleged by the

Interconnected Utility by written notice of breach or default by Seller pursuant to the terms of the Interconnection Agreement to have occurred, the Committed Unit will be considered under a Forced Outage or Forced Derating for the purpose of calculating the FOAF, whether or not such claim by the Interconnecting Utility is ultimately resolved in Seller's favor.

B. Time (Calculated during Summer Period On Peak Hours Only)

Equivalent Forced Derated Hours
(EFDH) *

The product of Forced Derated Hours (FDH) and Size of Reduction during Summer Period On Peak Hours, divided by Net Dependable Capacity (NDC).

Forced Derated Hours (FDH)
Sum of all On Peak Hours during which there is a Forced Derating in the Summer Period.

Forced Outage Hours (FOH)
Sum of all On Peak Hours during which there is a Forced Outage in the Summer Period.

Period Hours (PH)
The sum of all On Peak Hours during the Summer Period.

*Equivalent hours are computed for each derating and then summed.
Size of Reduction is determined by subtracting the Net Available Capacity (NAC) from the Net Dependable Capacity (NDC). In cases of multiple deratings, the Size of Reduction of each derating is the difference in the Net Available Capacity of the unit prior to the initiation of the derating and the reported Net Available Capacity as a result of the derating.

C. Capacity and Energy

Gross Available Capacity (GAC)
Greatest capacity (MW) at which a unit can operate with a reduction imposed by a derating.

Net Available Capacity (NAC)
GAC less the unit capacity (MW) utilized for that unit's station service or auxiliaries.

D. FOAF SAMPLE CALCULATIONS

1. First Incident is a Forced Derating at Committed Unit 1:
   -------------------------------------------------------

     Assume for a period of 48 hours between 6:00 a.m. on a Tuesday and 6:00 a.m. on the following Thursday in July, Committed Unit 1 can only operate at 100 MW (as adjusted for temperature and relative humidity). Net Dependable Capacity (as adjusted for temperature and relative humidity) is 150 MW.

     The Committed Unit Forced Derating occurred for 32 On Peak hours, (16 Hours Tuesday and 16 hours Wednesday). As such

                       EFDH = FDH x Size of Reduction, or
                              ---------------------------

                                      NDC

               EFDH = 32 hours x 50 MW = 1600 MWH = 10.67 hours
                      ----------------   --------
                       150 MW          150 MW

2. Second Incident is a Forced Outage at Committed Unit 1:
   -------------------------------------------------------

     Assume Committed Unit 1 is totally unavailable for a period from 6:00 a.m. Friday through 2:00 a.m. the following Tuesday in August.

     The Forced Outage occurred for 32 On Peak hours (i.e., 16 Friday, zero Saturday and Sunday, 16 Monday and zero Tuesday)

3. Third Incident is a Forced Outage at Committed Unit 2:
   ------------------------------------------------------

     Assume Committed Unit 2 has a 7 hour Forced Outage from 8:00 p.m. until 3:00 a.m. on a Thursday in August. The Forced Outage then lasted for 2 On Peak Hours.

4. Fourth Incident is a Forced Outage on Committed Unit 2:
   ------------------------------------------------------

     Assume Committed Unit 2 has a 36 hour Forced Outage from 8:00 a.m. on a Thursday in November until 8:00 p.m. the following Friday. The Forced Outage was not in the Summer Period and as such is not part of FOAF calculation.

5. FOAF for the Year
   -----------------

     If these are the only four incidents in a contract year (assuming the number of weekdays in Summer Period is the same as in 1999 and assuming two NERC holidays), then,
Incident 1 is 10.67 hours.
Incident 2 is 32 hours.
Incident 3 is 2 hours.
Incident 4 is zero hours.

              FOAF = 10.67 hours + 32 hours + 2 hours = .0324636
                     --------------------------------
                      1376 On Peak Hours

or, 3.25%

5% - 3.25% = 1.75%, and

Seller gets a bonus of 1.75% times the applicable Contract Year's Capacity Payment.

                                  APPENDIX F

                                   GUARANTY

     THIS GUARANTY dated as of ___________, is made by The Coastal Corporation, a Delaware corporation ("Guarantor"), in favor of Elwood Energy LLC, a Delaware limited liability company ("Creditor").

     WHEREAS, Creditor and Engage Energy US, L.P., a Delaware limited partnership ("Debtor"), have entered into that certain Power Sales Agreement dated ___________, 1999 (the "Contract"); and

     WHEREAS, to induce Creditor to extend credit to Debtor pursuant to the Contract, Guarantor has agreed to provide to Creditor this Guaranty;

     NOW, THEREFORE, in consideration of the premises, Creditor's execution of the Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

     1.   Guaranty. Subject to the provisions hereof, Guarantor hereby
          --------
irrevocably, absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with the Contract (collectively, "Obligations" and individually, an "Obligation") such that, if Debtor fails, neglects or refuses to perform any Obligation, Guarantor shall make such payment within ten business days after Guarantor receives written notice thereof. Notwithstanding the foregoing, (i) the maximum aggregate liability of Guarantor under this Guaranty for all Obligations shall not exceed the Guaranty Cap Amount (as hereinafter defined) plus any amounts owed pursuant to the next sentence hereof, and (ii) as to any Obligation which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all defenses under the Contract which Debtor could assert against Creditor with respect to such Obligation; provided, however, that such reservation shall not include any legal or equitable discharge or defense of a guarantor or surety arising out of any of the events described in Section 2 or Section 3 hereof. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of collecting or enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection. As used herein, the term "Guaranty Cap Amount" means, at any given time, $109,032,000 minus the sum as of such time of (a) any amounts indefeasibly paid in full to Creditor by the Debtor in respect of "Capacity Payments" as defined in the Contract, plus (b) any amounts indefeasibly paid in full under this Guaranty to Creditor by the Guarantor.

     2.   Guaranty Absolute. Except as otherwise expressly provided in 3(b)
          -----------------
hereof, Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

          (a) change the manner, place or terms of payment of, or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

          (b) amend, waive, terminate or otherwise modify the Contract or any other document, instrument or agreement relating to any Obligation;

          (c) release (in whole or in part) or compromise or settle with Debtor or any other person liable in any manner for payment of any or all of the Obligations;

          (d) exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent; and

          (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

     3.   Effect of Certain Events. Guarantor agrees that, except as otherwise
          ------------------------
expressly provided in Section 3(b) hereof, Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events:

          (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or the Contract in or as a result of any such proceeding;

          (b) the renewal, consolidation, extension, modification or amendment from time to time of the Contract or any document, instrument or agreement relating to any Obligation, provided, however, that notwithstanding anything contained in this Guaranty or the Contract to the contrary, Creditor and Debtor may not, without the prior written consent of Guarantor, (i) extend or lengthen the Term of the Contract (as defined in the Contract as of the date hereof) beyond December 31, 2004, or (ii) change, modify or amend the definition of the term "Capacity Payments" in any manner that would increase Guarantor's liability under this Guaranty;

          (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Contract or the Obligations thereunder; or

          (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor;

          (e) future changes in conditions, including change of law, or any invalidity, unenforceability or irregularity with respect to the execution and delivery of the Contract or this Guaranty; and

          (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, subject to clause
(ii) of Section 1 hereof.

     4.   Waivers. Except as expressly provided in Section 1 hereof, Guarantor
          -------
waives:

          (a) notice of acceptance of this Guaranty, of the creation or existence of the Contract or any Obligation thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

          (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation;

          (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

          (d) notice of adverse change in the financial condition of Debtor or any other fact which might increase Creditor's risk; and

          (e) any other notices or demands to which guarantors or sureties may be entitled.

     5.   Continuing Guaranty. This Guaranty is an absolute and continuing
          -------------------
guaranty. This Guaranty shall terminate when all of the Obligation have been indefeasibly paid in full to Creditor. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor, all as though such payment had not been made.

     6.   Representations and Warranties. Guarantor represents and warrants to
          ------------------------------
Creditor as follows:

          (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to execute, deliver and perform this Guaranty.

          (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate of incorporation or bylaws or any contractual restriction binding on Guarantor or any of its assets.

          (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.

          (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) Debtor is indirectly partially owned by Guarantor, and this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

     7.   Covenants. Guarantor agrees that, so long as this Guaranty remains in
          ---------
effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor such comparable financial information respecting Guarantor as Creditor may from time to time reasonably request.

     8.   Miscellaneous.
          -------------

          (a)  Notice. Any notice or other communication given hereunder by
               ------
either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally, mailed by registered or certified mail, postage prepaid and return receipt requested, by telecopier, or by courier guaranteeing overnight delivery, as follows:

               (i)    if to Guarantor:

                      The Coastal Corporation
                      Nine Greenway Plaza
                      Houston, Texas 77046
                      Attention: Corporate Secretary
                      Telecopy No.:    (713) 877-7071

               (ii)   if to Creditor:

                      Elwood Energy LLC
                      c/o Dominion Energy, Inc.
                      120 Tredegar Street
                      Richmond, Virginia 23219
                      Attention:  Diane Leopold/Christine M. Schwab, Esq.
                      Telecopy No.:    (804) 819-2202

                      with a copy to:

                      Peoples Energy
                      130 East Randolph Drive
                      Chicago, Illinois 60601
                      Attention:  William W. Reynolds, Treasurer
                      Telecopy No.:  (312) 240-4348

Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt.

Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt. Notice given by telecopier shall be deemed effective upon transmission and electronic confirmation by the transmitting telecopier. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate (including wire transfer instructions).

          (b)  Amendments; Waivers; Remedies. All amendments, waivers, consents
               -----------------------------
or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or the Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

          (c)  Severability. If any provision of this Guaranty or the
               ------------
application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

          (d)  Assignment. Neither Guarantor nor Creditor may assign its rights
               ----------
or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without consent of Guarantor (but with prior notice thereof to Guarantor) to any party to whom the Contract has been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

          (e)  GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND
               -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. GUARANTOR AND CREDITOR EACH HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE ORIGINAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS WITH REGARD TO ANY SUIT, CLAIM OR ACTION IN ANY WAY RELATED TO THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUITS, CLAIMS OR ACTIONS IN SUCH JURISDICTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE PARTIES HERETO FURTHER AGREE THAT ANY AND ALL SUCH SUITS, CLAIMS OR ACTIONS SHALL BE BROUGHT OR FILED EXCLUSIVELY IN SUCH COURTS AND NOWHERE ELSE.

          (f)  Headings.  The headings of the sections and subsections of this
               --------
Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

          (g)  Counterparts. Guarantor may sign this Guaranty in any number of
               ------------
counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

          (h)  Construction of Agreement. Unless the context of this
               -------------------------
Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section or subsection in which such words appear.

          (i)  Interpretation  and Reliance.  No presumption will apply in favor
               ----------------------------
of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

          (j)  Time.  TIME IS OF THE ESSENCE IN THIS GUARANTY, AND THE TERMS
               ----
HEREIN SHALL BE SO CONSTRUED.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

                                          THE COASTAL CORPORATION

                                          By:    _______________________________

                                          Name:  _______________________________

                                          Title: _______________________________

                                 APPENDIX G-1

                                   GUARANTY

         THIS GUARANTY dated as of ___________, is made by Dominion Energy, Inc., a Virginia corporation ("Guarantor"), in favor of Engage Energy US, L.P., a Delaware limited partnership ("Creditor").

         WHEREAS, Creditor and Elwood Energy LLC, a Delaware limited liability company ("Debtor"), have entered into that certain Power Sales Agreement dated ___________, 1999 (the "Contract");

         WHEREAS, Guarantor, through one or more subsidiaries, owns a 50 percent membership interest in Debtor and the remaining 50 percent membership interest is indirectly owned by Peoples Energy Corporation ("Peoples"); and

         WHEREAS, to induce Creditor to extend credit to Debtor pursuant to the Contract, Guarantor has agreed to provide to Creditor this Guaranty;

         NOW, THEREFORE, in consideration of the premises, Creditor's execution of the Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

         1.    Guaranty. Subject to the provisions hereof, Guarantor hereby
               --------
irrevocably, absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with the Contract (collectively, "Obligations" and individually, an "Obligation") such that, if Debtor fails, neglects or refuses to perform any Obligation, Guarantor shall make such payment within ten business days after Guarantor receives written notice thereof. Notwithstanding the foregoing, as to any Obligation which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all defenses under the Contract which Debtor could assert against Creditor with respect to such Obligation; provided, however, that such reservation shall not include any legal or equitable discharge or defense of a guarantor or surety arising out of any of the events described in Section 2 or Section 3 hereof. The guarantee of Guarantor pursuant to this Section 1 is limited to 50 percent of the Obligations ; provided, however, that in no event shall the maximum aggregate liability of Guarantor under this Guaranty exceed $12,500,000 (the "Guaranty Cap Amount") plus any amounts owed for collecting or enforcing this Guaranty pursuant to the next sentence hereof; provided further, that Guarantor's obligations hereunder are separate and independent obligations from those of Peoples under Peoples' Guaranty of even date herewith and neither Guarantor nor Peoples shall be liable for the obligations of the other under their respective guaranties by reason of joint and several liability or otherwise. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of collecting or enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection.

         2.    Guaranty Absolute. Except as otherwise expressly provided in
               ------------------
Section 3(b) hereof,

Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

               (a) change the manner, place or terms of payment of, or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

               (b) amend, waive, terminate or otherwise modify the Contract or any other document, instrument or agreement relating to any Obligation;

               (c) release (in whole or in part) or compromise or settle with Debtor or any other person liable in any manner for payment of any or all of the Obligations;

               (d) exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent; and

               (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

         3.    Effect of Certain Events. Guarantor agrees that, except as
               -------------------------
otherwise expressly provided in Section 3(b) hereof, Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events:

               (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or the Contract in or as a result of any such proceeding;

               (b) the renewal, consolidation, extension, modification or amendment from time to time of the Contract or any document, instrument or agreement relating to any Obligation, provided, however, that notwithstanding anything contained in this Guaranty or the Contract to the contrary, Creditor and Debtor may not, without the prior written consent of Guarantor, (i) extend or lengthen the Term of the Contract (as defined in the Contract as of the date hereof) beyond December 31, 2004, or (ii) change, modify or amend the definition of the term "Capacity Payments" (as defined in the Contract as of the date hereof) in any manner that would increase Guarantor's liability under this Guaranty;

               (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Contract or the Obligations thereunder; or

               (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor;

               (e) future changes in conditions, including change of law, or any invalidity, unenforceability or irregularity with respect to the execution and delivery of the Contract or this Guaranty; and

               (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, subject to clause (ii) of Section 1 hereof.

          4.   Waivers. Except as expressly provided in Section 1 hereof,
               -------
Guarantor waives:

               (a) notice of acceptance of this Guaranty, of the creation or existence of the Contract or any Obligation thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

               (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation;

               (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

               (d) notice of adverse change in the financial condition of Debtor or any other fact which might increase Creditor's risk; and

               (e) any other notices or demands to which guarantors or sureties may be entitled.

          5.   Continuing Guaranty. This Guaranty is an absolute and continuing
               -------------------
guaranty. This Guaranty shall terminate when all of the Obligations have been indefeasibly paid in full to Creditor. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor, all as though such payment had not been made.

          6.   Representations and Warranties. Guarantor represents and warrants
               ------------------------------
to Creditor as follows:

               (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has full corporate power and authority to execute, deliver and perform this Guaranty.

               (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate of incorporation or bylaws or any contractual restriction binding on Guarantor or any of its assets.

               (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.

               (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (e) Debtor is indirectly partially owned by Guarantor, and this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

          7.   Covenants. Guarantor agrees that, so long as this Guaranty
               ---------
remains in effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor such comparable financial information respecting Guarantor as Creditor may from time to time reasonably request.

          8.   Miscellaneous.
               -------------

               (a)  Notice. Any notice or other communication given hereunder
                    ------
by either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally, mailed by registered or certified mail, postage prepaid and return receipt requested, by telecopier, or by courier guaranteeing overnight delivery, as follows:

                    (i)    if to Guarantor:

                           Dominion Energy, Inc.
                           120 Tredegar Street
                           Richmond, Virginia 23219
                           Attention: Diane Leopold / Christine M. Schwab, Esq. Telecopy No.: (804) 819-2202


                    (ii)   if to Creditor:

                           Engage Energy US, L.P.
                           Five Greenway Plaza, Suite 1200
                           Houston, Texas 77046
                           Attention: Vice President - Credit
                           Telecopy No.:  (713) 297-1605

Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt. Notice given by telecopier shall be deemed effective upon transmission and electronic confirmation by the transmitting telecopier. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate (including wire transfer instructions).

               (b)  Amendments; Waivers; Remedies. All amendments, waivers,
                    -----------------------------
consents or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or the Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

               (c)  Severability. If any provision of this Guaranty or the
                    ------------
application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

               (d)  Assignment. Neither Guarantor nor Creditor may assign its
                    ----------
rights or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without consent of Guarantor (but with prior notice thereof to Guarantor) to any party to whom the Contract has been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

               (e)  GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND
                    -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. GUARANTOR AND CREDITOR EACH HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE ORIGINAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS WITH REGARD TO ANY SUIT, CLAIM OR ACTION IN ANY WAY RELATED TO THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUITS, CLAIMS OR ACTIONS IN SUCH JURISDICTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE PARTIES HERETO FURTHER AGREE THAT ANY AND ALL SUCH SUITS, CLAIMS OR ACTIONS SHALL BE BROUGHT OR FILED EXCLUSIVELY IN SUCH COURTS AND NOWHERE ELSE.

               (f)  Headings. The headings of the sections and subsections of
                    --------
this Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

               (g)  Counterparts. Guarantor may sign this Guaranty in any
                    ------------
number of counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

               (h)  Construction of Agreement. Unless the context of this
                    -------------------------
Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section or subsection in which such words appear.

               (i)  Interpretation and Reliance. No presumption will apply in
                    ----------------------------
favor of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

               (j)  Time. TIME IS OF THE ESSENCE IN THIS GUARANTY, AND THE TERMS
                    ----
HEREIN SHALL BE SO CONSTRUED.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

                                                DOMINION ENERGY, INC.

                                                By:    _________________________

                                                Name:  _________________________

                                                Title: _________________________

                                  APPENDIX G-2

                                    GUARANTY

         THIS GUARANTY dated as of ___________, is made by Peoples Energy Corporation, an Illinois corporation ("Guarantor"), in favor of Engage Energy US, L.P., a Delaware limited partnership ("Creditor").

         WHEREAS, Creditor and Elwood Energy LLC, a Delaware limited liability company ("Debtor"), have entered into that certain Power Sales Agreement dated ___________, 1999 (the "Contract");

         WHEREAS, Guarantor, through one or more subsidiaries, owns a 50 percent membership interest in Debtor and the remaining 50 percent membership interest is indirectly owned by Dominion Energy, Inc. ("Dominion"); and

         WHEREAS, to induce Creditor to extend credit to Debtor pursuant to the Contract, Guarantor has agreed to provide to Creditor this Guaranty;

         NOW, THEREFORE, in consideration of the premises, Creditor's execution of the Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

         1.    Guaranty. Subject to the provisions hereof, Guarantor hereby
               --------
irrevocably, absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with the Contract (collectively, "Obligations" and individually, an "Obligation") such that, if Debtor fails, neglects or refuses to perform any Obligation, Guarantor shall make such payment within ten business days after Guarantor receives written notice thereof. Notwithstanding the foregoing, as to any Obligation which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all defenses under the Contract which Debtor could assert against Creditor with respect to such Obligation; provided, however, that such reservation shall not include any legal or equitable discharge or defense of a guarantor or surety arising out of any of the events described in Section 2 or Section 3 hereof. The guarantee of Guarantor pursuant to this Section 1 is limited to 50 percent of the Obligations ; provided, however, that in no event shall the maximum aggregate liability of Guarantor under this Guaranty exceed $12,500,000 (the "Guaranty Cap Amount") plus any amounts owed for collecting or enforcing this Guaranty pursuant to the next sentence hereof; provided further, that Guarantor's obligations hereunder are separate and independent obligations from those of Dominion under Dominion's Guaranty of even date herewith and neither Guarantor nor Dominion shall be liable for the obligations of the other under their respective guaranties by reason of joint and several liability or otherwise. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of collecting or enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection.

         2.    Guaranty Absolute. Except as otherwise expressly provided in
               ------------------
Section 3(b) hereof, Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

               (a) change the manner, place or terms of payment of, or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

               (b) amend, waive, terminate or otherwise modify the Contract or any other document, instrument or agreement relating to any Obligation;

               (c) release (in whole or in part) or compromise or settle with Debtor or any other person liable in any manner for payment of any or all of the Obligations;

               (d) exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent; and

               (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

         3.    Effect of Certain Events. Guarantor agrees that, except as
               -------------------------
otherwise expressly provided in Section 3(b) hereof, Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events:

               (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or the Contract in or as a result of any such proceeding;

               (b) the renewal, consolidation, extension, modification or amendment from time to time of the Contract or any document, instrument or agreement relating to any Obligation, provided, however, that notwithstanding anything contained in this Guaranty or the Contract to the contrary, Creditor and Debtor may not, without the prior written consent of Guarantor, (i) extend or lengthen the Term of the Contract (as defined in the Contract as of the date hereof) beyond December 31, 2004, or (ii) change, modify or amend the definition of the term "Capacity Payments" (as defined in the Contract as of the date hereof) in any manner that would increase Guarantor's liability under this Guaranty;

               (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Contract or the Obligations thereunder; or

               (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor;

               (e) future changes in conditions, including change of law, or any invalidity, unenforceability or irregularity with respect to the execution and delivery of the Contract or this Guaranty; and

               (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, subject to clause (ii) of Section 1 hereof.

         4.    Waivers. Except as expressly provided in Section 1 hereof,
               -------
Guarantor waives:

               (a) notice of acceptance of this Guaranty, of the creation or existence of the Contract or any Obligation thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

               (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation;

               (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

               (d) notice of adverse change in the financial condition of Debtor or any other fact which might increase Creditor's risk; and

               (e) any other notices or demands to which guarantors or sureties may be entitled.

         5.    Continuing Guaranty. This Guaranty is an absolute and continuing
               -------------------
guaranty. This Guaranty shall terminate when all of the Obligations have been indefeasibly paid in full to Creditor. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor or Guarantor, all as though such payment had not been made.

         6.    Representations and Warranties. Guarantor represents and warrants
               ------------------------------
to Creditor as follows:

               (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Illinois and has full corporate power and authority to execute, deliver and perform this Guaranty.

               (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate of incorporation or bylaws or any contractual restriction binding on Guarantor or any of its assets.

               (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.

               (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (e) Debtor is indirectly partially owned by Guarantor, and this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

         7.    Covenants. Guarantor agrees that, so long as this Guaranty
               ---------
remains in effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor such comparable financial information respecting Guarantor as Creditor may from time to time reasonably request.

         8.    Miscellaneous.
               -------------

               (a)  Notice. Any notice or other communication given hereunder by
                    ------
either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally, mailed by registered or certified mail, postage prepaid and return receipt requested, by telecopier, or by courier guaranteeing overnight delivery, as follows:

                    (i)   if to Guarantor:

                          Peoples Energy Corporation
                          130 East Randolph Drive
                          Chicago, Illinois
                          Attention: William W. Reynolds, Treasurer
                          Telecopy No.: (312) 240-4348

                    (ii)  if to Creditor:

                          Engage Energy US, L.P.
                          Five Greenway Plaza, Suite 1200
                          Houston, Texas 77046
                          Attention: Vice President - Credit
                          Telecopy No.: (713) 297-1605

Notice given by personal delivery or mail shall be effective upon actual receipt or refusal of receipt.

Notice given by telecopier shall be deemed effective upon transmission and electronic confirmation by the transmitting telecopier. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate (including wire transfer instructions).

               (b)  Amendments; Waivers; Remedies. All amendments, waivers,
                    -----------------------------
consents or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or the Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

               (c)  Severability. If any provision of this Guaranty or the
                    ------------
application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

               (d)  Assignment. Neither Guarantor nor Creditor may assign its
                    ----------
rights or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without consent of Guarantor (but with prior notice thereof to Guarantor) to any party to whom the Contract has been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

               (e)  GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND
                    -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. GUARANTOR AND CREDITOR EACH HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE ORIGINAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN CHICAGO, ILLINOIS WITH REGARD TO ANY SUIT, CLAIM OR ACTION IN ANY WAY RELATED TO THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUITS, CLAIMS OR ACTIONS IN SUCH JURISDICTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE PARTIES HERETO FURTHER AGREE THAT ANY AND ALL SUCH SUITS, CLAIMS OR ACTIONS SHALL BE BROUGHT OR FILED EXCLUSIVELY IN SUCH COURTS AND NOWHERE ELSE.

               (f)  Headings. The headings of the sections and subsections of
                    --------
this Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

               (g)  Counterparts. Guarantor may sign this Guaranty in any number
                    ------------
of counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

               (h)  Construction of Agreement. Unless the context of this
                    -------------------------
Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section or subsection in which such words appear.

               (i)  Interpretation and Reliance. No presumption will apply in
                    ----------------------------
favor of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

               (j)  Time.  TIME IS OF THE ESSENCE IN THIS GUARANTY, AND THE
                    ----
TERMS HEREIN SHALL BE SO CONSTRUED.


         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

                                             PEOPLES ENERGY CORPORATION

                                             By:    ____________________________

                                             Name:  ____________________________

                                             Title: ____________________________